Exhibit 10.2
AGREEMENT OF SALE AND PURCHASE

BETWEEN

HINES GLOBAL REIT SAN ANTONIO RETAIL I LP,
a Delaware limited partnership
as Seller

AND

BIG V ACQUISITIONS LLC,
a Delaware limited liability company

as Purchaser

pertaining to

The Rim Shopping Center, San Antonio, TX
EXECUTED EFFECTIVE AS OF

January ___, 2021

AGREEMENT OF SALE AND PURCHASE
THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is entered into and effective for all purposes as of January ___, 2021 (the “Effective Date”), by and between Hines Global REIT San Antonio Retail I LP, a Delaware limited partnership (“Seller”), and Big V Acquisitions LLC, a Delaware limited liability company (“Purchaser”).
In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
Article I.
DEFINITIONS
Section i.Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:
“Acceptable Estoppel Certificates” has the meaning ascribed to such term in Section 7.2.
“Additional Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.
“Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Seller, as the case may be. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agreement” has the meaning ascribed to such term in the opening paragraph.
“Authorities” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property, the Improvements, or any portion thereof.
“Authorized Qualifications” has the meaning ascribed to such term in Section 10.8.
“Blocked Person” has the meaning ascribed to such term in Section 7.3.
“Broker” has the meaning ascribed to such term in Section 11.1.
“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close in San Antonio, Texas. In the event that any date or any period provided for in this Agreement shall end on a day other than a Business Day, the applicable date shall be, or the period shall end on, the next Business Day.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), as the same may be amended.

“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.3(e).
“Certifying Party” has the meaning ascribed to such term in Section 4.6.
“Claims” has the meaning ascribed to such term in Section 5.6(a).
“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.
“Closing Date” means the date on which the Closing occurs, which date shall be no later than March 31, 2021. The Closing Date may also be an earlier or later date to which Purchaser and Seller may hereafter agree in writing.
“Closing Documents” has the meaning ascribed to such term in Section 16.1(a).
“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).
“Closing Surviving Obligations” means the covenants, rights, liabilities and obligations set forth in Sections 4.8, 4.10, 5.2(d), 5.3, 5.5, 5.6, 8.1 (subject to Section 16.1), 8.2, 10.4 (subject to the limitations therein), 10.6, 10.7, 11.1, 13.3, 15.1, 16.1, 17.2, 17.10, 17.14, 17.15 and 17.16.
“Closing Time” has the meaning ascribed to such term in Section 10.4(a).
“Code” has the meaning ascribed to such term in Section 4.10.
“Contingency Date” means March 1, 2021.
“Deed” has the meaning ascribed to such term in Section 10.3(a).
“Delinquent” has the meaning ascribed to such term in Section 10.4(b).
“Delinquent Rental Proration Period” has the meaning ascribed to such term in Section 10.4(b).
“Deposit Time” means 3:00 p.m. Central Time on the Closing Date.
“Documents” has the meaning ascribed to such term in Section 5.2(a).
“Due Diligence Items” has the meaning ascribed to such term in Section 5.4.
“Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.
“Effective Date” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Environmental Laws” means all federal, state and local laws, rules, statutes, directives, binding written interpretations, binding written policies, court decisions, ordinances and regulations, now or hereafter in force and effect and as amended from time to time, issued by any Authorities in any way relating to or regulating human health, safety, industrial hygiene or environmental conditions, or the protection of the environment or pollution or contamination of the air (whether indoor or outdoor), soil gas, soil, surface water or groundwater, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Solid Waste Disposal Act, the Clean Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Endangered Species Act, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and any and all other comparable state and local equivalents.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Instructions” has the meaning ascribed to such term in Section 4.3.
“Executive Order” has the meaning ascribed to such term in Section 7.3.
“Existing Surveys” has the meaning ascribed to such term in Section 6.1.
“Final Proration Date” has the meaning ascribed to such term in Section 10.4(a).
“Gap Notice” has the meaning ascribed to such term in Section 6.2(b).
“General Conveyance” has the meaning ascribed to such term in Section 10.3(b).
“Governmental Regulations” means all laws, ordinances, rules and regulations of the Authorities applicable to Seller or Seller’s use and operation of the Real Property or the Improvements or any portion thereof.
“Guaranties” means all rights of Seller under any express or implied guaranties, warranties, indemnifications and other rights, if any, and which Seller may have against manufacturers, suppliers, laborers, materialmen, contractors or subcontractors arising out of or in connection with the installation, construction and maintenance of the improvements, fixtures and personal property on or about the Real Property.
“Guarantor” has the meaning ascribed to such term in Section 16.1(a).
“Hazardous Substances” means any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant, effluent, emission, or contaminant, or words of similar import, in any of the Environmental Laws, and includes (a) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, radon gas, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum-based products and petroleum additives and derived substances, lead-based or lead-containing paint, mold, fungi or bacterial matter, polychlorinated biphenyls (PCBs), radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity, asbestos, asbestos-containing material, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing PCBs, and (b) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, phosphates, or chlorine.
“Immaterial Events” has the meaning ascribed to such term in Section 10.8.

“Improvements” means all buildings, structures, fixtures, parking areas and improvements owned by Seller and located on the Real Property.
“Inaccuracy” has the meaning ascribed to such term in Section 10.8.
“Independent Consideration” has the meaning ascribed to such term in Section 4.2.
“Initial Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.
“Intangible Personal Property” means, to the extent assignable or transferable without the necessity of consent or approval (and if consent or approval is required, to the extent such consent or approval has been obtained), (i) the website for the Property, (ii) all trade names, trademarks, logos, and service marks (in each case, if any) utilized solely by Seller or which Seller has a right to utilize in connection with the operation of the Real Property and Improvements thereon, including the non-exclusive right to use “The Rim” (but not the names or variations thereof of Hines Interests Limited Partnership, Hines, Seller, its Affiliates, the property manager and Tenants), and (iii) all of Seller’s right, title and interest in and to the Owners’ Association, provided however, that the foregoing definition shall specifically exclude all Reserved Company Assets.
“Leasing Costs” means, with respect to any particular Tenant Lease at the Property, all leasing commissions, brokerage commissions, tenant improvement allowances, rent abatements, free rent and similar inducements, capital costs and expenses incurred for capital improvements to satisfy the initial construction obligations under such Tenant Lease, legal and other professional fees, payments made for the purposes of satisfying or buying out the obligations of a Tenant under such Tenant Lease to the landlord of another lease, relocation costs and all other expenditures, in each case, to the extent that the landlord under such Tenant Lease is responsible for the payment of such cost or expense.
“Licensee Parties” has the meaning ascribed to such term in Section 5.1(a).
“Licenses and Permits” means, collectively, all of Seller’s right, title, and interest, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by the Authorities prior to Closing in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.
“Major Tenants” has the meaning ascribed to such term in Section 7.2.
“Must-Cure Matters” has the meaning ascribed to such term in Section 6.2(c).
“New Exception” has the meaning ascribed to such term in Section 6.2(b).
“New Surveys” has the meaning ascribed to such term in Section 6.1.
“OFAC” has the meaning ascribed to such term in Section 7.3.
“Official Records” means the official records of Bexar County, Texas.
“Operating Expense Recoveries” has the meaning ascribed to such term in Section 10.4(c).

“Other Party” has the meaning ascribed to such term in Section 4.6.
“Outparcels” means those certain thirteen (13) outparcels located in the immediate vicinity of the Real Property along Interstate Highway 10, Rim Drive and Worth Parkway occupied by single occupants operating as of the Effective Date under the following trade names: Racer Classic Car Wash, Popeye’s, Sonic, Whataburger, Chick-fil-A, Panera, IHOP, Lupe Tortilla, Jared, Maggiano’s Little Italy, BJ’s Brewhouse, Freddy’s Frozen Custard & Steakburgers, and Mimi’s Café.
“Outparcel Notice Letter” has the meaning ascribed to such term in Section 10.7(b).
“Outparcel Obligations” means those certain payment and maintenance obligations of Seller listed on Exhibit L-1 attached hereto in favor of the owners of the Outparcels.
“Outparcel Rights” means those certain rights with respect to the Outparcels in favor of Seller regarding payments, voting, access, first offer and refusal listed on Exhibit L-2 attached hereto.
“Owners’ Association” means The Rim Owners’ Association, Inc., a Texas non-profit corporation.
“Permitted Exceptions” has the meaning ascribed to such term in Section 6.3.
“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).
“Personal Property” means all of Seller’s right, title and interest in and to the equipment, systems, structures, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements owned by Seller, but specifically excluding (i) any items of personal property owned by Tenants of the Improvements, (ii) any items of personal property owned by third parties and leased to Seller, and (iii) any items of personal property owned or leased by Seller’s property manager, and (iv) all other Reserved Company Assets.
“Property” has the meaning ascribed to such term in Section 2.1.
“Property Approval Period” shall have the meaning ascribed to such term in Section 4.6.
“Proration Items” has the meaning ascribed to such term in Section 10.4(a).
“PTR” has the meaning ascribed to such term in Section 6.2(a).
“Purchase Price” has the meaning ascribed to such term in Section 3.1.
“Purchaser” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Purchaser Person” has the meaning ascribed to such term in Section 8.2(e).
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.

“Real Property” means those certain parcels of real property located at 18427 Rim Drive, San Antonio, Texas 78257 and 17703 La Cantera Parkway, San Antonio, Texas 78257 near Loop 1604 and Interstate Highway 10 and commonly known as The Rim Shopping Center, as more particularly described on Exhibit A attached hereto, together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the streets, alleys and rights-of-way which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property. The Outparcels are not a part of the Real Property.
“Reimbursement Amount” has the meaning ascribed to such term in Section 6.2(d).
“Rentals” has the meaning ascribed to such term in Section 10.4(b), and some may be “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).
“Reporting Person” has the meaning ascribed to such term in Section 4.10(a).
“Required SNDA Tenant” has the meaning ascribed to such term in Section 7.4.
“Reserved Company Assets” shall mean the following assets of Seller as of the Closing Date: all cash (subject to the prorations and obligations hereinafter set forth), cash equivalents (including certificates of deposit; subject to the prorations and obligations hereinafter set forth), deposits held by third parties (e.g., utility companies, but expressly excluding Tenant Deposits), accounts receivable and any right to a refund or other payment relating to a period prior to the Closing, including any real estate tax refund (subject to the prorations and obligations hereinafter set forth), bank accounts, claims or other rights against any present or prior partner, member, employee, agent, manager, officer or director of Seller or its direct or indirect partners, members, shareholders or affiliates, any refund in connection with termination of Seller’s existing insurance policies, all contracts between Seller and any law firm, accounting firm, property manager, leasing agent, broker, environmental consultants and other consultants and appraisers entered into prior to the Closing, any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of Seller), the internal books and records of Seller relating, for example, to contributions and distributions prior to the Closing, any software, the names “Hines”, “Hines Interests Limited Partnership”, and any derivations thereof, and any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto, any development bonds, letters of credit or other collateral held by or posted with any Authority or other third party with respect to any improvement, subdivision or development obligations concerning the Property or any other real property, and any other intangible property that is not used exclusively in connection with the Property.
“Seller” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Seller Certificate” has the meaning ascribed to such term in Section 7.2(b).
“Seller Guaranty” has the meaning ascribed to such term in Section 16.1(a).
“Seller Person” has the meaning ascribed to such term in Section 8.1(l).
“Seller Released Parties” has the meaning ascribed to such term in Section 5.6(a).
“Seller’s Response” has the meaning ascribed to such term in Section 6.2(a).

“Seller’s Surviving Obligations” has the meaning ascribed to such term in Section 16.1(a).
“Service Contracts” means all of Seller’s right, title and interest in service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds and other contracts for the provision of labor, services, materials or supplies relating to the Real Property, Improvements or Personal Property owned by Seller and under which Seller is currently paying for services rendered in connection with the Property, as listed and described on Exhibit B attached hereto, together with all commission agreements listed on Exhibit D attached hereto, and together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1(e). Notwithstanding anything to the contrary provided in this Agreement, in no event shall any management agreement relating to the Real Property, Improvements or Personal Property be deemed a “Service Contract” under this Agreement.
“Significant Portion” means damage by fire or other casualty (or loss of value due to condemnation or eminent domain proceedings) (i) requiring repair costs (or resulting in a loss of value) in excess of an amount equal to one percent (1%) of the Purchase Price as to the Real Property and the Improvements or any portion thereof, (ii) which would permanently impair access to the Real Property from a major street, roadway or highway, (iii) which would permanently cause the Real Property to be out of compliance with any zoning requirements, or (iv) which would give a Major Tenant the right to terminate its Tenant Lease.
“SNDA” has the meaning ascribed to such term in Section 7.4.
“Survival Period” has the meaning ascribed to such term in Section 16.1(a).
“Tenant Deposits” means all security deposits, paid or deposited by the Tenants to Seller, as landlord, or any other person on Seller’s behalf pursuant to the Tenant Leases, which have not been applied to obligations under Tenant Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the respective Tenants). “Tenant Deposits” shall also include all non-cash security deposits such as letters of credit.
“Tenant Leases” means the following pertaining to the Improvements: (i) any and all written leases, rental agreements, occupancy agreements and license agreements, together with any and all guaranties thereof or relating thereto (and any and all written renewals, amendments, modifications, supplements or agreements related thereto) entered into on or prior to the Effective Date, to the extent identified on Exhibit F hereto, (ii) any and all new written leases, rental agreements, occupancy agreements and license agreements, together with any and all guaranties thereof or relating thereto, entered into after the Effective Date, and (iii) any and all new written renewals, amendments, modifications and supplements, together with any and all guaranties thereof or relating thereto, to any of the foregoing entered into after the Effective Date; provided, however, that the documentation referenced in items (ii) and (iii) shall only be deemed “Tenant Leases” to the extent that such documentation is approved by Purchaser in each instance pursuant to Section 7.1(d) to the extent such approval is required under Section 7.1(d). Tenant Leases will not include subleases, franchise agreements or similar occupancy agreements entered into by Tenants which, by their nature, are subject to Tenant Leases.
“Tenant Notice Letter” has the meaning ascribed to such term in Section 10.7(a).

“Tenants” means all persons or entities leasing, renting or occupying space within the Improvements pursuant to the Tenant Leases, but expressly excludes any subtenants, licensees, concessionaires, franchisees or other persons or entities whose occupancy is derived through Tenants.
“Termination Notice” has the meaning ascribed to such term in Section 5.4.
“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 4.6, 4.7, 5.2, 5.3, 5.5, 5.6, 7.3, 11.1, 12.1, 13.3, 14.1, 15.1, Article XIII and Article XVII.
“Title Company” means, collectively, (i) First American Title Insurance Company at its offices located at 633 Third Avenue, New York, NY 10017, Attention: Jeff Mitzner, Telephone No.: 212-850-0629, Email: jmitzner@firstam.com, (ii) Heritage Title Company of Austin, Inc., at its offices located at 401 Congress Avenue, Suite 1500, Austin, Texas 78701, Attn: Margaret Gonzales, Telephone No.: 512-505-5000, Facsimile No.: 512.380.8831, Email: mgonzales@heritage-title.com, and (iii) Commonwealth Land Title Insurance Company, National Commercial Services, at its offices located at 2398 E. Camelback Road, Suite 230, Phoenix, Arizona 85016, Attn: Michael Zotika, Assistant Vice President/Sr. National Commercial Escrow Officer, Telephone No.: (602) 287-3563, Email: mzotika@cltc.com.
“Title Notice” has the meaning ascribed to such term in Section 6.2(a).
“Title Notice Date” has the meaning ascribed to such term in Section 6.2(a).
“Title Policy” has the meaning ascribed to such term in Section 6.3.
“To Seller’s Knowledge” and similar terms means the present actual (as opposed to constructive or imputed) knowledge solely of Michelle Moudry without any independent investigation or inquiry whatsoever, which individual is familiar with the operations of the Real Property. Such individual is named in this Agreement solely for the purpose of establishing the scope of Seller’s knowledge. Such individual shall not be deemed to be a party to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individual for any of Seller’s representations and warranties hereunder (and Purchaser hereby waives any liability of, or recourse against, such individual).
Section ii.References; Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.
Article II.
AGREEMENT OF PURCHASE AND SALE
Section i.Agreement. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, the Real Property and the Improvements, together with all of Seller’s right, title, and interest in and to each of the following attributable to the Real Property and the Improvements: (a) the Personal Property; (b) the Tenant Leases in effect on the Closing Date and, subject to the terms of the respective applicable Tenant Leases, the Tenant Deposits (if any); (c) the Service Contracts in effect on the Closing Date, which Purchaser has elected to assume pursuant to Section 5.2(f); (d) the Outparcel Rights and the Outparcel Obligations; (e) the Licenses and Permits; (f) the Intangible Personal Property, and in each of the cases of (e) and (f) to the extent assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained, and (g) the Guaranties (collectively with the Real Property and the Improvements, the “Property”). Seller agrees, prior to Closing, to use commercially reasonable efforts to obtain any necessary consents and/or approvals in connection with the assignment of the Licenses and Permits, Intangible Personal Property and Guaranties.
Section ii.Indivisible Economic Package. Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.
Article III.
CONSIDERATION
Section i.Purchase Price. The purchase price for the Property (the “Purchase Price”) will be Two Hundred Nineteen Million Seven Hundred Twenty-Eight Thousand Two Hundred One Dollars ($219,728,201) in lawful currency of the United States of America, payable as provided in Section 3.3.
Section ii.Assumption of Obligations. As additional consideration for the purchase and sale of the Property, at Closing and effective as of Closing, Purchaser will be deemed to have, and by virtue of closing the purchase of the Property Purchaser shall have assumed and agreed to perform or pay, as applicable, (i) all of the covenants and obligations of Seller or Seller’s predecessor in title in the Tenant Leases, Service Contracts (which Purchaser has elected to assume pursuant to Section 5.2(f)), Licenses and Permits, Intangible Personal Property, Guaranties, and Outparcel Obligations assigned to Purchaser and which are to be performed on or subsequent to the Closing Date, (ii) all of the covenants and obligations of Seller under the Tenant Leases, Service Contracts (which Purchaser has elected to assume pursuant to Section 5.2(f)), Licenses and Permits, Guaranties, and Intangible Personal Property assigned to Purchaser and relating to the physical or environmental condition of the Property, regardless of whether such obligations arise before or after the Closing Date, and (iii) the Leasing Costs, if any, for which Purchaser is responsible under Section 10.4(e) below. For the avoidance of doubt, Purchaser shall assume and be responsible for the maintenance and administration of the Owners’ Association as a legal entity from and after the Closing Date.
Section iii.Method of Payment of Purchase Price. No later than the Deposit Time, Purchaser will deposit in escrow with the Title Company the Purchase Price (subject to adjustments described in Section 10.4 and any credit for the Earnest Money Deposit being applied to the Purchase Price), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. No later than 4:00 p.m. Central time on the Closing Date, the parties shall consummate Closing subject to the terms and provisions of this Agreement.

Article IV.
EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS
Section i.Earnest Money Deposit. Within three (3) Business Days after the Effective Date, Purchaser shall deposit with the Title Company, in immediately available federal funds, the sum of $1,000,000 (the “Initial Earnest Money Deposit”), which will be held in escrow by the Title Company pursuant to the terms of this Agreement. Provided that this Agreement remains in full force and effect, within three (3) Business Days after the Contingency Date, Purchaser shall deposit an additional amount of $1,500,000 (the “Additional Earnest Money Deposit” and together with the Initial Earnest Money Deposit, the “Earnest Money Deposit”) with the Title Company. If Purchaser fails to deposit the Initial Earnest Money Deposit or the Additional Earnest Money Deposit within the time periods described above, Seller shall have the right to terminate this Agreement.
Section ii.Independent Consideration. One Hundred Dollars ($100) of the Earnest Money Deposit shall be deemed independent consideration (the “Independent Consideration”) for Purchaser’s right to purchase the Property and Seller’s execution, delivery, and performance of this Agreement. Notwithstanding anything to the contrary contained herein (including any reference to the return of the Earnest Money Deposit to Purchaser), Seller shall, in all events, retain the Independent Consideration, but the Independent Consideration shall be applied as a credit against the Purchase Price at the Closing. Purchaser and Seller hereby acknowledge and agree that the Independent Consideration constitutes adequate and sufficient consideration for Purchaser’s right to purchase the Property and Seller’s execution, delivery, and performance of this Agreement, and that the loss of Purchaser’s ability to use the funds constituting the Earnest Money Deposit as provided in this Agreement constitutes further consideration therefor.
Section iii.Escrow Instructions. Article IV of this Agreement constitutes the escrow instructions of Seller and Purchaser to the Title Company with regard to the Earnest Money Deposit and the Closing (the “Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If any requirements relating to the duties or obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as Purchaser and Seller hereafter mutually approve in writing and which do not substantially alter this Agreement or its intent. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement will control.
Section iv.Documents Deposited into Escrow. On or before the Deposit Time, (a) Purchaser will cause the difference between the Purchase Price and the Earnest Money Deposit and interest thereon (subject to the prorations provided for in Section 10.4 and with the addition of all Closing costs to be paid by Purchaser) to be transferred to the Title Company’s escrow account, in accordance with the timing and other requirements of Section 3.3, (b) Purchaser will deliver in escrow to the Title Company the documents described and provided for in Section 10.2, and (c) Seller will deliver in escrow to the Title Company the documents described and provided for in Section 10.3.
Section v.Close of Escrow. Provided that the Title Company has not received from Seller or Purchaser any written termination notice as described and provided for in Section 4.6 (or if such a notice has been previously received, the Title Company has received a withdrawal of such notice), and subject in all events to the terms and conditions of this Agreement and the terms and conditions of any closing instruction letters delivered by Purchaser and/or Seller to Title Company prior to Closing, when Purchaser and Seller have delivered the documents required by Section 4.4, the Title Company will:
1.If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Seller) the reporting statement required under Section 6045(e) of the Internal Revenue Code and Section 4.10;
2.Insert the Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;
3.Contemporaneously (i) deliver the Deed to Purchaser by causing the same to immediately be recorded in the Official Records and agreeing to obtain conformed copies of the recorded Deed for delivery to Purchaser and to Seller following recording, (ii) issue to Purchaser the Title Policy required by Section 6.3 of this Agreement, and (iii) disburse to all applicable parties on the Closing Statement by wire transfer of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from such parties, all sums to be received by such parties pursuant to the Closing Statement; and
4.Contemporaneously deliver to Seller and Purchaser, all remaining documents deposited with the Title Company for delivery to such parties at the Closing.
a.Termination Notices. If at any time prior to 5:00 p.m. (Central time) on the Contingency Date (the “Property Approval Period”), the Title Company receives a written notice from Purchaser that Purchaser has exercised its termination right under Section 5.4, the Title Company, within one (1) Business Day after the receipt of such notice, will deliver the Earnest Money Deposit to Purchaser. If at any time, except as provided in the preceding sentence, the Title Company receives a certificate of either Seller or of Purchaser (for purposes of this Section 4.6, the “Certifying Party”) stating that: (a) the Certifying Party is entitled to receive the Earnest Money Deposit pursuant to the terms of this Agreement, and (b) a copy of the certificate was delivered as provided herein to the other party (for purposes of this Section 4.6, the “Other Party”) prior to or contemporaneously with the giving of such certificate to the Title Company, then, the Title Company shall notify the Other Party in writing of the Title Company’s receipt of such certificate. Unless the Title Company has then previously received, or receives within five (5) Business Days after such written notification to the Other Party of the Title Company’s receipt of the Certifying Party’s certificate, contrary instructions from the Other Party, the Title Company, within one (1) Business Day after the expiration of the foregoing five (5) Business Day period, will deliver the Earnest Money Deposit to the Certifying Party, and thereupon the Title Company will be discharged and released from any and all liability hereunder. If the Title Company receives contrary instructions from the Other Party within five (5) Business Days following such written notification to the Other Party of the Title Company’s receipt of said certificate, the Title Company will not so deliver the Earnest Money Deposit, but will continue to hold the same pursuant hereto, subject to Section 4.7.
b.Joint Indemnification of Title Company; Conflicting Demands on Title Company. If this Agreement or any matter relating hereto (other than the PTR or the Title Policy) becomes the subject of any litigation or controversy, Purchaser and Seller jointly and severally, will hold Title Company free and harmless from any loss or expense, including reasonable attorneys’ fees, that may be suffered by it by reason thereof other than as a result of Title Company’s gross negligence or willful misconduct. In the event conflicting demands are made or notices served upon Title Company with respect to this Agreement, or if there is uncertainty as to the meaning or applicability of the terms of this Agreement or the Escrow Instructions, Purchaser and Seller expressly agree that the Title Company will be entitled to file a suit in interpleader and to obtain an order from the court requiring Purchaser and Seller to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader and the deposit of the Earnest Money Deposit into the registry of the court, the Title Company will be fully released and discharged from any further obligations imposed upon it by this Agreement after such deposit.
c.Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, the Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Seller in each instance.
d.Investment of Earnest Money Deposit. Title Company will invest and reinvest the Earnest Money Deposit, at the instruction and sole election of Purchaser, only in (a) bonds, notes, Treasury bills or other securities constituting direct obligations of, or guaranteed by the full faith and credit of, the United States of America, and in no event maturing beyond the Closing Date, or (b) an interest-bearing account at a commercial bank mutually acceptable to Seller, Purchaser and Title Company. Except in the event of negligence or misconduct by the Title Company, in which event the Title Company shall bear the risk, the investment of the Earnest Money Deposit will be at the sole risk of Purchaser and no loss on any investment will relieve Purchaser of its obligations to pay to Seller as liquidated damages the original amount of the Earnest Money Deposit as provided in Article XIII, or of its obligation to pay the Purchase Price. All interest earned on the Earnest Money Deposit will be the property of Purchaser and will be reported to the Internal Revenue Service as income until such time as Seller is entitled to the Earnest Money Deposit pursuant to this Agreement. Purchaser will provide the Title Company with a taxpayer identification number and will pay all income taxes due by reason of interest accrued on the Earnest Money Deposit.
e.Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 4.10, the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:
5.The Title Company (for purposes of this Section 4.10, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
6.Seller and Purchaser each hereby agree:
i.to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
ii.to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
7.Each party hereto agrees to retain this Agreement for not less than four (4) years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.
8.The addresses for Seller and Purchaser are as set forth in Section 14.1 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A.
f.Escrow Agent. As used in this Agreement, when the Title Company is responsible for acting as escrow agent with respect to (i) the Earnest Money Deposit, the Purchase Price, and any additional funds to be deposited with or distributed by the escrow agent, including, without limitation, as described in Section 3.3 hereof and in this Article IV or (ii) Article X hereof, the term “Title Company” shall mean First American Title Insurance Company.
Article V.
INSPECTION OF PROPERTY
g.Entry and Inspection.
9.Through the earlier of Closing or the termination of this Agreement, Purchaser and its agents, representatives, contractors and consultants shall inspect and investigate the Property and shall conduct such tests, evaluations and assessments of the Property as Purchaser deems necessary, appropriate or prudent in any respect and for all purposes in connection with Purchaser’s acquisition of the Property and the consummation of the transaction contemplated by this Agreement. Subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Seller will permit Purchaser and its authorized agents and representatives (collectively, the “Licensee Parties”) the right to enter upon the Real Property and Improvements at all reasonable times, during normal business hours, to perform inspections of the Property and communicate with Tenants and service providers; provided, however, Purchaser shall not have the right to interview Tenants unless interviews are coordinated through Seller and Seller shall have the right to participate in any such interviews with Tenant and service providers. Purchaser will provide to Seller written or oral notice of the intention of Purchaser or the other Licensee Parties to enter the Real Property or Improvements at least twenty-four (24) hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made. At Seller’s option, Seller may be present for any such entry or inspection. Purchaser shall have the right to conduct a Phase I Environmental Assessment to the extent the same is to be completed by a reputable, bonded and insured consultant licensed in the State in which the Property is located carrying the insurance required under Section 5.3 below; provided, however, that no invasive testing or sampling shall be conducted during any such entry by Purchaser or any Licensee Party upon the Real Property without Seller’s specific prior written consent, which consent may be withheld, delayed or conditioned in Seller’s sole and absolute discretion; and provided, further, that prior to giving any such approval, Seller shall be provided with a written sampling plan in reasonable detail in order to allow Seller a reasonable opportunity to evaluate such proposal. If Purchaser or the other Licensee Parties undertake any borings or other disturbances of the soil, the soil shall be recompacted to its condition as existed immediately before any such borings or other disturbances were undertaken.

10.Subject to the obligations set forth in Section 5.3 below, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith reasonable purpose in connection with this transaction contemplated by this Agreement; provided, however, Purchaser shall provide Seller at least forty-eight (48) hours prior written notice of Purchaser’s intention to communicate with any Authorities and Seller shall have the right to participate in any such communications.
h.Document Review.
11.No later than two (2) Business Days following the Effective Date and to the extent not already available on the Effective Date, Seller shall make available, either via electronic virtual data room, by delivery of materials to Purchaser’s representatives, by access to the Broker’s data room, or by being made available at the office of the Property’s property manager, the following, to the extent in Seller’s possession or control, to Purchaser and its authorized agents or representatives for review, inspection, examination, analysis and verification: (i) all existing environmental reports and studies of the Property issued to Seller; (ii) assessments (special or otherwise), ad valorem and personal property tax bills, covering the current year; (iii) Seller’s most currently available rent roll; (iv) operating statements for the stub period of the current calendar year plus the prior four (4) calendar years; (v) copies of Tenant Leases, Service Contracts, Licenses and Permits, and Guaranties; and (vi) all documents listed on Schedule 5.2 attached hereto, to the extent available (collectively, the “Documents”). “Documents” shall not include (and Seller shall have no obligation to provide written materials requested by Purchaser that constitute) (1) any document or correspondence which would be subject to the attorney-client privilege or covered by the attorney work product doctrine; (2) any document or item which Seller is contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments of Seller or Seller’s Affiliates; (5) any appraisals of the Property, whether prepared internally by Seller or Seller’s Affiliates or externally; (6) any documents or items which Seller reasonably considers proprietary (such as Seller’s or its property managers’ operation manuals, software programs or other electronic media or services that are subject to licenses or other agreements that are personal to Seller or Seller’s property manager); (7) organizational, financial and other documents relating to Seller or its Affiliates (other than evidence of due authorization and organization as may be required under this Agreement); or (8) any materials projecting or relating to the future performance of the Property. Except for the representations expressly made in Section 8.1 hereof, Seller makes no other representation or warranty as to the accuracy or completeness of any of the Documents.
12.Purchaser acknowledges that any and all of the Documents may be confidential in nature and shall be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose the contents of the Documents, or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser’s organization other than its attorneys, partners, accountants, consultants, advisors, prospective lenders or prospective investors (collectively, for purposes of this Section 5.2(b), the “Permitted Outside Parties”). Purchaser further agrees that within its organization, or as to Permitted Outside Parties, the Documents will be disclosed and exhibited only to those persons within Purchaser’s organization or to those Permitted Outside Parties who need to know such information in order to advise Purchaser in connection with the feasibility of Purchaser’s acquisition of the Property. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Seller and the Tenants or prospective tenants are confidential in nature. Purchaser agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in Article XII and this Section 5.2. In permitting Purchaser and the Permitted Outside Parties to review the Documents or information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver. Purchaser shall be responsible for any breaches of confidentiality under this Agreement by any of the Permitted Outside Parties.
13.Purchaser shall promptly destroy all copies Purchaser has made (and computer files of same) of any Documents containing confidential information before or after the execution of this Agreement, not later than ten (10) Business Days following the time this Agreement is terminated for any reason.
14.Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller’s ownership of the Property. Purchaser hereby acknowledges that, except as expressly provided in Section 8.1, (i) Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof (whether prepared by Seller, Seller’s Affiliates or any other person or entity) and (ii) Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser.
15.Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.2.
16.No later than the Contingency Date, Purchaser shall notify Seller which Service Contracts Purchaser wishes to assume at Closing. Seller shall pay any transfer or assignment charges due in connection with Purchaser’s assumption of any Service Contracts. Failure to timely deliver such notice shall constitute Purchaser’s binding election to not assume any Service Contracts. For all Service Contracts Purchaser elects not to assume (or is deemed to have elected not to assume) by the Contingency Date, Seller shall terminate such Service Contracts as of the Closing Date, and Seller shall be responsible for any costs associated with the termination of such Service Contracts; provided, however, with respect to the Service Contract for the Property website which has a termination notification period longer than thirty (30) days, Purchaser shall assume such Service Contract and terminate such Service Contract as and when Purchaser elects following Closing and pay any associated termination costs.
i.Entry and Inspection Obligations.
17.Purchaser agrees that in entering upon and inspecting or examining the Property and communicating with any Tenants, Purchaser and the other Licensee Parties will not: unreasonably disturb the Tenants or unreasonably interfere with their use of the Property pursuant to their respective Tenant Leases; unreasonably interfere with the operation and maintenance of the Property; damage any part of the Property or any personal property owned or held by any Tenant or any other person or entity; injure or otherwise cause bodily harm to Seller or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights under this Article V; interview the Tenants or service providers except in accordance with this Article V; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser’s organization and the Permitted Outside Parties, and only in accordance with the confidentiality standards set forth in Section 5.2(b). Purchaser will: (i) maintain and cause those entering the Property to maintain commercial general liability (occurrence) insurance in an amount not less than Two Million and No/100 Dollars ($2,000,000.00) and on terms (including coverage for an “insured contract” with respect to the indemnity in Section 5.3(b))

reasonably satisfactory to Seller covering any accident arising in connection with the presence or activities of Purchaser or the other Licensee Parties on the Property, and deliver to Seller a certificate of insurance verifying such coverage and Seller and its property manager (Hines Interests Limited Partnership) being named as an additional insured on such coverage prior to entry upon the Property; (ii) promptly pay when due the costs of all inspections, entries, samplings and tests conducted by Purchaser and/or any Licensee Parties and examinations done with regard to the Property; and (iii) promptly restore the Property to its condition as existed immediately prior to any such inspection, investigations, examinations, entries, samplings and tests, but in no event later than ten (10) days after the damage occurs. Nothing contained in this Section 5.3 shall be deemed or construed as Seller's consent to any further physical testing or sampling with respect to the Property after the Property Approval Period.
18.Purchaser hereby indemnifies, defends and holds Seller and its members, partners, agents, officers, directors, employees, successors, assigns and Affiliates harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations, together with all losses, penalties, actual out-of-pocket costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees) (collectively, “Indemnified Liabilities”) arising out of any personal injury or death or physical damage to property caused by inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party after the date hereof, with respect to the Property or any violation of the provisions of this Section 5.3; provided that, for purposes of clarification, the foregoing obligation to indemnify, defend and hold harmless shall not apply to any Indemnified Liabilities arising by virtue of the mere discovery of any pre-existing condition at the Property in connection with any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, but shall apply to the extent of any exacerbation by Purchaser or any Licensee Party of any such pre-existing condition.
19.Notwithstanding any provision of this Agreement to the contrary, neither the Closing nor a termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.3, which shall survive Closing or termination.
j.Property Approval Period.
20.Between the Effective Date and 5:00 p.m. (Central time) on the last day of the Property Approval Period, Purchaser shall have the right to review and investigate the Property and the items set forth in Sections 5.1 and 5.2 above (collectively, the “Due Diligence Items”). Purchaser, in Purchaser’s sole and absolute discretion, may determine whether or not the Property is acceptable to Purchaser within the Property Approval Period. If Purchaser determines not to proceed with the purchase of the Property in accordance with this Agreement, then Purchaser shall, prior to 5:00 p.m. (Central time) on the Contingency Date, notify Seller in writing (a “Termination Notice”) that Purchaser has not approved the matters described in Sections 5.1 and 5.2 above, which determination shall be made by Purchaser in its sole and absolute discretion. If Purchaser timely delivers a Termination Notice pursuant to the foregoing, this Agreement shall automatically terminate, the Earnest Money Deposit shall be returned to Purchaser, and except for the Termination Surviving Obligations, the parties shall have no further rights or obligations to one another under this Agreement.
k.Sale “As Is”. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER

HAS CONDUCTED (OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE PROPERTY APPROVAL PERIOD) ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN ANY SPECIFIC MATTERS REPRESENTED IN SECTION 8.1 HEREOF OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AT CLOSING (AS MAY BE LIMITED HEREIN, INCLUDING BY SECTION 16.1 OF THIS AGREEMENT), BY WHICH ALL OF THE FOLLOWING PROVISIONS OF THIS SECTION 5.5 ARE LIMITED, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND NEITHER SELLER NOR ANY OF SELLER’S AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND, EXCEPT AS SET FORTH IN SECTION 8.1 HEREOF OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AT CLOSING (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT), NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO THE REAL PROPERTY, IMPROVEMENTS OR PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY OR THE TENANTS AND (G) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS (INCLUDING, WITHOUT LIMITATION, ALL LAWS AND REGULATIONS PERTAINING TO ENVIRONMENTAL MATTERS), IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN SECTION 8.1 HEREOF OR IN ANY CLOSING DOCUMENT EXECUTED BY SELLER AT CLOSING (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT), THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property. Upon the consummation of Closing, Purchaser shall be deemed to have conducted such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the limited specific matters represented by Seller in Section 8.1 hereof or in any closing document executed by Seller at Closing as limited by Section 16.1 of this Agreement) or of any Affiliate, officer, director, employee, agent or attorney of Seller. Purchaser acknowledges that all information obtained by Purchaser was obtained from a variety of sources and, except as set forth in this Agreement, Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Documents or other such information heretofore or hereafter furnished to Purchaser. Upon Closing, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser further hereby assumes the risk of changes in applicable Environmental Laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Property. Purchaser acknowledges and agrees that upon Closing, Seller will sell and convey to Purchaser, and Purchaser will accept the Property, “AS IS, WHERE IS,” with all faults, subject to any rights granted to Purchaser hereunder which survive Closing with respect to Seller’s representations, warranties, covenants, agreements and obligations contained in Section 8.1 of this Agreement and/or in any closing document executed by Seller at Closing, as limited by Section 16.1 of this Agreement. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, any Affiliate of Seller, any agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser, with Purchaser’s counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth in this Agreement. The terms and conditions of this Section 5.5 will expressly survive the Closing and will not merge with the provisions of any closing documents.
l.Purchaser’s Release of Seller.
21.Seller Released From Liability. Except with respect to, and in connection with, any rights granted to Purchaser hereunder which survive Closing with respect to Seller’s representations, warranties, covenants, agreements and obligations contained in this Agreement and/or in any closing document executed by Seller at Closing, as limited by Section 16.1 of this Agreement, Purchaser, on behalf of itself and its partners, officers, directors, agents, controlling persons and Affiliates, hereby releases Seller and Seller’s Affiliates and their respective partners, members, owners, officers, directors, agents, representatives and controlling persons (collectively, the “Seller Released Parties”) from any and all liability, responsibility, penalties, fines, suits, demands, actions, losses, damages, expenses, causes of action, proceedings, judgments, executions, costs of any kind or nature whatsoever and claims that Purchaser may have against Seller and/or the other Seller Released Parties (collectively, “Claims”) arising out of or related to any matter or any nature relating to the Property or its condition (including, without limitation, the presence in the soil, soil gas, air, structures and surface and subsurface waters, of any Hazardous Substances or any chemical, material or substance that may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and/or that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, any latent or patent construction defects, errors or omissions, compliance with law matters, any statutory or common law right Purchaser may have for property damage Claims, bodily injury Claims, contribution or cost recovery Claims or any other Claims under Environmental Laws and/or to receive disclosures from Seller, including, without limitation, any disclosures as to the Property’s location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the need to obtain flood insurance, the certification of water heater bracing and/or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use of operation, or any portion thereof), valuation, salability or utility of the Property, or its suitability for any purpose. Without limiting the foregoing, except with respect to, and in connection with, any rights granted to Purchaser hereunder which survive Closing with respect to Seller’s representations, warranties, covenants, agreements and obligations contained in this Agreement and/or in any closing document executed by Seller at Closing, as limited by Section 16.1 of this Agreement, Purchaser specifically releases Seller and the Seller Released Parties from any claims Purchaser may have against Seller and/or the other Seller Released Parties now or in the future arising from the environmental condition of the Property or the presence of Hazardous Substances or contamination on or emanating from the Property, including any rights of contribution or indemnity. The foregoing waivers and releases by Purchaser shall survive either (i) the Closing and shall not be deemed merged into the provisions of any closing documents, or (ii) any termination of this Agreement.
22.Purchaser’s Waiver of Objections. Purchaser acknowledges that it has (or shall have prior to Closing) inspected the Property, observed its physical characteristics and existing conditions and had the opportunity to conduct such investigations and studies on and off said Property and adjacent areas as it deems or deemed necessary, and, except with respect to, and in connection with, any rights granted to Purchaser hereunder which survive Closing with respect to Seller’s representations, warranties, covenants, agreements and obligations contained in this Agreement and/or in any closing document executed by Seller at Closing, as limited by Section 16.1 of this Agreement, Purchaser hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property is or may be subject, including any rights of contribution or indemnity) which Purchaser may have against Seller, its Affiliates, or their respective officers, directors, partners, members, owners, employees or agents regarding physical characteristics and existing conditions, including, without limitation, structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property or related to prior uses of the Property.
23.Purchaser Assumes Risks of Change in Laws. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental, safety or health conditions on, or resulting from the ownership or operation of, the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Substances or other substances, may not be revealed by its investigation.
24.Flood Hazard Zone. Purchaser acknowledges that if the Real Property is located in an area which the Secretary of the Department of Housing and Urban Development has found to have special flood hazards, then pursuant to the National Flood Insurance Program, Purchaser will be required to purchase flood insurance in order to obtain a loan secured by the Real Property from a federally regulated financial institution or a loan insured or guaranteed by an agency of the United States government. Seller shall have no responsibility to determine whether the Real Property is located in an area which is subject to the National Flood Insurance Program.
25.Release Limitations. Notwithstanding any provision hereof to the contrary, the provisions of this Section 5.6 shall not release Seller from liability for: (i) any damages, claims, liabilities or obligations arising out of or in connection with a breach of (or failure to comply with) any covenant, representation or warranty of Seller set forth in this Agreement to the extent the same survive the Closing hereunder or any of the closing documents executed by Seller pursuant to this Agreement, subject, in each case, to the limitation of liability set forth herein; or (ii) Seller’s intentional, active fraud or fraudulent concealment. In addition, the provisions of this Section 5.6 are not intended to act as a waiver and release with respect to any claim brought against the Seller by any third-party for matters occurring during Seller’s period of ownership, but only a waiver and release on behalf of Purchaser.
26.Survival. The provisions of this Section 5.6 shall survive either (i) the Closing and shall not be deemed merged into the provisions of any Closing Documents, or (ii) any termination of this Agreement.
Article VI.
TITLE AND SURVEY MATTERS
m.Survey. Within two (2) Business Days following the Effective Date, Seller shall deliver to Purchaser a copy of those certain surveys of the Real Property, dated on or between the dates March 4, 2020 and March 16, 2020, prepared by Pape-Dawson Engineers, Inc. (the “Existing Surveys”). Seller shall have no obligation to obtain any modification, update, or recertification of the Existing Surveys. Any such modification, update or recertification of the Existing Surveys (collectively, the “New Surveys”) may be obtained by Purchaser at its sole cost and expense, provided that if such New Surveys are not obtained by the Title Notice Date, any objections to matters raised on such New Surveys shall be included in a Gap Notice rather than the Title Notice.
n.Title and Survey Review.
27.Seller shall cause the Title Company to furnish or otherwise make available to Purchaser a preliminary title commitment for the Real Property (the “PTR”), and copies of all underlying title documents described in the PTR not later than the date which is two (2) Business Days following the Effective Date. Purchaser shall have until the date which is forty-five (45) days following the Effective Date (the “Title Notice Date”) to provide written notice (the “Title Notice”) to Seller and the Title Company of any matters shown on the PTR, the Existing Surveys and/or the New Surveys which are not satisfactory to Purchaser. If Seller has not received the Title Notice from Purchaser by the Title Notice Date, Purchaser shall be deemed to have unconditionally approved the specific exceptions to title expressly provided in the PTR and all matters revealed in the Existing Surveys and/or New Surveys. Except as expressly provided herein, Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations, or otherwise to cure or agree to cure any title objections. To the extent Purchaser timely delivers the Title Notice, then Seller shall deliver, no later than the date which is five (5) days following receipt of the Title Notice, written notice to Purchaser and the Title Company identifying which disapproved items, if any, Seller shall be obligated to cure by Closing (by either having the same removed as an exception in the PTR or by otherwise obtaining affirmative insurance over the same as part of the final Title Policy) (“Seller’s Response”). If Seller does not deliver Seller’s Response prior to such date, Seller shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Purchaser. If Seller elects, or is deemed to have elected, not to remove or otherwise cure an exception disapproved in Purchaser’s Title Notice, Purchaser shall have until the Contingency Date to (i) deliver a Termination Notice to Seller and the Title Company terminating this Agreement, in which case Purchaser shall be entitled to return of the Earnest Money Deposit, or (ii) waive any such objection to the PTR, the Existing Surveys, and/or the New Surveys (whereupon such objections shall be deemed Permitted Exceptions for all purposes hereof). If Seller and the Title Company have not timely received a Termination Notice from Purchaser, Purchaser shall be deemed to have waived all objections to the PTR, the Existing Surveys and/or New Surveys that Seller did not agree to cure by Closing.

28.Purchaser may, at or prior to Closing, notify Seller in writing (a “Gap Notice”) of any objections to title (i) raised by the Title Company between the Title Notice Date and the Closing, (ii) not disclosed in writing by the Title Company to Purchaser by 3:00 p.m. Central Time on the second Business Day preceding the Title Notice Date and/or (iii) not disclosed in writing by Seller to Purchaser and the Title Company by 3:00 p.m. Central Time on the second Business Day preceding the Title Notice Date (“New Exceptions”); provided that Purchaser must notify Seller of any objection to any such New Exception prior to the date which is the earlier to occur of (x) five (5) Business Days after receipt of an updated PTR revealing the existence of such New Exception and (y) the Closing Date. If Purchaser fails to deliver to Seller a Gap Notice on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions, and the New Exceptions will be included as Permitted Exceptions. Seller will have two (2) days from the receipt of Purchaser’s Gap Notice (and, if necessary, Seller may extend the Closing Date to provide for such two (2) day period and for two (2) days following such period for Purchaser’s response), within which time Seller may, but is under no obligation to, remove same as an exception in the PTR or otherwise obtain affirmative insurance over same as part of the final Title Policy. If, within the two (2) day period, Seller does not remove such objectionable New Exceptions in the PTR or otherwise obtain affirmative insurance over same as part of the final Title Policy, then Purchaser may terminate this Agreement upon delivering a Termination Notice to Seller no later than the date that is two (2) Business Days following the expiration of the two (2) day cure period (and Closing shall automatically be extended to permit such two (2) day period to run), in which case Purchaser shall be entitled to return of the Earnest Money Deposit. If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except those Seller has removed as an exception in the PTR or otherwise affirmatively insured over) will be included as Permitted Exceptions.
29.Notwithstanding any provision of this Agreement to the contrary, Seller will be obligated to cure exceptions to title to the Real Property and Improvements relating to (or, as to (ii) below, cure or cause deletion from the Title Policy) (i) liens and security interests securing any loan to Seller, and (ii) any other liens or security interests created by or through Seller (which shall not include any such items created by any Tenant) to secure monetary obligations, other than liens for ad valorem taxes and assessments for the current calendar year which are not yet due and payable (collectively, the “Must-Cure Matters”).
30.In the event that Seller notifies Purchaser of its intention to cure and/or remove any objections set forth in Purchaser’s Title Notice, but fails to do so on or before the date of Closing, Purchaser shall have the options specified in Section 6.2(a) above, except that the option to terminate this Agreement and receive a refund of the Earnest Money Deposit may be exercised at any time up to and including the date of Closing, and Seller shall pay Purchaser all of Purchaser’s actual out-of-pocket costs incurred in connection with this Agreement, including reasonable attorneys’ fees, not to exceed $200,000.00 (the “Reimbursement Amount”).
o.Title Insurance. At the Closing, and as a condition thereto, the Title Company shall issue to Purchaser a TLTA Owner’s Policy of Title Insurance (the “Title Policy”) with liability in the amount of the Purchase Price, showing title to the Real Property vested in the Purchaser, with such endorsements as Purchaser shall request and the Title Company shall have agreed to issue prior to the expiration of the Property Approval Period, subject only to: (i) the pre-printed standard exceptions in such Title Policy that will not be removed pursuant to (x) the Title Company’s receipt of the Existing Surveys or New Surveys and Purchaser’s payment of applicable premiums or (y) the Owner Affidavit required to be delivered by Seller pursuant to Section 10.3(k) of this Agreement, (ii) exceptions approved or deemed approved by Purchaser pursuant to Section 6.2 above, (iii) the Tenant Leases, (iv) any taxes and assessments for any year that are not yet due and payable as of the Closing, (v) intentionally deleted, (vi) all matters shown on the Existing Surveys, the New Surveys or any updates thereto, (vii) any matters which have been removed or affirmatively insured over, and (viii) any exceptions arising from Purchaser’s actions (collectively, the “Permitted Exceptions”). In the event Purchaser elects not to pay for any additional premium for the survey modification or any other endorsements, then the Title Policy to be issued as of the Closing shall be a standard TLTA Owner’s Policy of Title Insurance which shall include, among other things, a general survey exception. It is understood that Purchaser may request a number of endorsements to the Title Policy, but the issuance of any such endorsements shall not be a condition to Closing.
Article VII.
INTERIM OPERATING COVENANTS AND ESTOPPELS
p.Interim Operating Covenants. Seller covenants to Purchaser that Seller will:
31.Operations. From the Effective Date until Closing, continue to operate, manage and maintain the Real Property and Improvements in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and Article IX of this Agreement.
32.Maintain Insurance. From the Effective Date until Closing, maintain fire and extended coverage insurance on the Improvements which is at least equivalent in all material respects to Seller’s insurance policies covering the Improvements as of the Effective Date.
33.Perform under Leases and Service Contracts. From the Effective Date until Closing, (i) perform all Seller’s material obligations under the Service Contracts, and (ii) perform in all material respects Seller’s obligations under the Tenant Leases.
34.Observe All Laws. From the Effective Date until Closing, observe in all material respects all laws, ordinances, regulations and restrictions which affect the Property and its use.
35.Personal Property. From the Effective Date until Closing, not transfer or remove any Personal Property from the Improvements except for the purpose of repair or replacement thereof. Any items of Personal Property replaced after the Effective Date will be installed prior to Closing and will be of substantially similar quality of the item of Personal Property being replaced.
36.Leases. During the Property Approval Period, submit a copy of any new Tenant Leases or any amendments, expansions, renewals or terminations of Tenant Leases to Purchaser for review, provided that if any such transaction is not at arms-length market rates, Purchaser’s consent shall be required prior to entering into such lease, amendment, expansion, renewal or termination of a Tenant Lease. Upon expiration of the Property Approval Period, Seller will not enter into any new lease or any amendments, expansions or renewals of Tenant Leases, or terminate any Tenant Lease, without the prior written consent thereof by Purchaser, which consent may be withheld in Purchaser’s sole discretion. Furthermore, nothing herein shall be deemed to require Purchaser’s consent to any expansion or renewal which Seller, as landlord, is required to honor pursuant to any Tenant Lease.
37.Service Contracts. From the Effective Date until Closing, not enter into, or renew the term of, any service contract, other than in the ordinary course of business, unless such service contract is terminable on thirty (30) days (or less) prior notice without penalty or unless Purchaser consents thereto in writing, which consent will not be unreasonably withheld, delayed or conditioned prior to the Contingency Date, and which consent may be withheld in Purchaser’s sole discretion after the Contingency Date.
38.Notices. To the extent received by Seller or Seller’s property manager, from the Effective Date until Closing, promptly deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violations affecting the Property.
39.Encumbrances. Without Purchaser’s prior written approval in its sole discretion, not voluntarily subject the Property to any additional liens, encumbrances, covenants or easements, which would not constitute Permitted Exceptions, unless released prior to Closing.
Whenever in this Section 7.1, Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser shall, within five (5) Business Days after receipt of Seller’s request therefor, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its approval within said five (5) Business Day period, Purchaser shall be deemed to have approved same.
q.Tenant Lease Estoppels.
40.It will be a condition to Purchaser’s obligation to consummate Closing that Seller obtain and deliver to Purchaser executed Acceptable Estoppel Certificates from all Tenants leasing 20,000 or more square feet of space in the Improvements listed on Exhibit C-1 (“Major Tenants”), and other Tenants leasing collectively with the Major Tenants at least seventy-five percent (75%) of the aggregate of the leased rentable square footage of the Improvements (the “Required Estoppels”). “Acceptable Estoppel Certificates” are estoppel certificates in substantially the form of the estoppel certificate attached hereto as Exhibit C-2, which shall (i) not contain any material modifications or inconsistencies with respect to the rent roll and the Tenant Leases, (ii) not disclose any alleged default, dispute or unfulfilled material obligation on the part of the landlord not previously disclosed in this Agreement or otherwise in writing to Purchaser, and (iii) be for the benefit of Purchaser (or Purchaser’s designee) and Purchaser’s lender, and their successors and assigns; provided that an estoppel certificate executed by a Tenant either: (x) in the form prescribed by its Tenant Lease or (y) with respect to a regional or national Tenant, in the standard form generally used by such Tenant, shall each constitute an Acceptable Estoppel Certificate if it is otherwise consistent with this Section 7.2 and the factual information contained in the estoppels distributed to such Tenant pursuant to the provisions of this Section 7.2. Notwithstanding anything contained herein to the contrary, in no event shall Seller’s failure to obtain the required number of Acceptable Estoppel Certificates in accordance with the provisions of this Section 7.2 constitute a default by Seller under this Agreement. Purchaser’s sole and exclusive remedy for a failure of the condition to obtain the required number of Acceptable Estoppel Certificates shall be to terminate this Agreement and receive a refund of the Earnest Money Deposit. Prior to delivery of the forms of estoppel certificates to the Tenants, Seller will deliver to Purchaser completed forms of estoppel certificates for the Tenants, in the form attached hereto as Exhibit C-2 or such forms as required by the applicable Tenant Lease and containing the information contemplated thereby. Within five (5) Business Days following Purchaser’s receipt thereof, Purchaser will send to Seller notice either (A) approving such forms as completed by Seller or (B) setting forth in detail all changes to such forms which Purchaser reasonably believes to be appropriate to make the completed forms of estoppel certificates accurate and complete. Seller will make such changes to the extent Seller agrees such changes are appropriate, except that Seller will not be obligated to make any changes which request more expansive information than is contemplated by Exhibit C-2 or the form required by the applicable Tenant Lease. Purchaser’s failure to respond within such five (5) Business Day period shall be deemed approval of such estoppel certificate. In the event Seller has not obtained the Required Estoppels prior to the Closing Date, either party shall have the right to extend the Closing Date for up to seven (7) days by delivery of written notice to the other party prior to the originally scheduled Closing Date.
41.Seller, at its sole option, may elect to satisfy part of the requirements under Section 7.2(a) by delivering a representation certificate of Seller in the form attached hereto as Exhibit C-3 (a “Seller Certificate”) for up to ten percent (10%) of the rentable area at the Improvements, but not for any Major Tenant. If Seller subsequently obtains an estoppel certificate meeting the requirements of Section 7.2(a) hereof from a Tenant for which Seller has delivered Seller Certificate, the delivered Seller Certificate will be null and void, and Purchaser will accept such estoppel certificate in its place.
r.OFAC. Pursuant to United States Presidential Executive Order 13224 (“Executive Order”), Seller is required to ensure that it does not transact business with persons or entities determined to have committed, or to pose a risk of committing or supporting, terrorist acts and those persons (i) described in Section 1 of the Executive Order or (ii) listed in the “Alphabetical Listing of Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers” published by the United States Office of Foreign Assets Control (“OFAC”), 31 C.F.R. Chapter V, Appendix A, as in effect from time to time (as to (i) and (ii), a “Blocked Person”). If Seller learns that Purchaser is, becomes, or appears to be a Blocked Person, Seller may delay the sale contemplated by this Agreement pending its conclusion of its investigation into the matter of Purchaser’s status as a Blocked Person. If Seller determines that Purchaser is or becomes a Blocked Person, Seller shall have the right to immediately terminate this Agreement and take all other actions necessary, or in the opinion of Seller, appropriate to comply with applicable law and Purchaser shall receive a return of the Earnest Money Deposit. The provisions of this Section 7.3 will survive termination of this Agreement.
s.SNDA.    It shall be a condition to Purchaser’s obligation to consummate Closing that Seller obtain and deliver to Purchaser an executed Subordination, Nondisturbance and Attornment Agreement (“SNDA”) in favor of Purchaser’s lender from (a) each Tenant which is not a Major Tenant that has a recorded memorandum of lease appearing on the PTR (provided, however, that Purchaser shall use commercially reasonable efforts to cause Purchaser’s lender to waive any requirement for an SNDA with respect to the Bank of America ATM lease as a condition to Closing), and (b) each Major Tenant (each Tenant referenced in (a) and (b), a “Required SNDA Tenant”). Purchaser shall deliver the form of each SNDA (with the applicable Tenant and Tenant Lease information completed) to Seller for submission to the applicable Tenants prior to the expiration of the Property Approval Period; provided that if any Tenant Lease includes a required form of SNDA (such lease, a “Form SNDA Lease”), Purchaser agrees that such form of SNDA may be submitted to such Tenant and will be accepted for Closing. Further, Seller shall have the right to deliver an amendment to the Tenant Lease for any SNDA which confirms that such Tenant Lease is subordinate to the lien of Purchaser’s lender and any such amendment shall be considered an SNDA for all purposes under this Agreement; provided that no such amendment can be delivered for any Tenant with a Tenant Lease that is a Form SNDA Lease. Notwithstanding anything to the contrary contained herein, if requested by Purchaser’s lender and if Purchaser timely provides a completed SNDA for any additional Tenants, Seller shall deliver an SNDA to any such Tenant with a request for its execution and delivery; provided, however, delivery of an SNDA shall not be a condition to Purchaser’s obligation to consummate Closing for any Tenant that is not a Required SNDA Tenant.
t.Meetings. Seller and Purchaser shall use commercially reasonable efforts to have bi-weekly meetings until Closing to discuss the status of the transaction. These meetings may be held virtually or by telephone as determined by the parties. The parties may mutually agree at any time after the Effective Date to change the frequency of the meetings required by this Section7.5.
Article VIII.
REPRESENTATIONS AND WARRANTIES
u.Seller’s Representations and Warranties. The following constitute the sole representations and warranties of Seller with respect to the purchase and sale of the Property contemplated hereby. Subject to the limitations set forth in Article XVI of this Agreement, Seller represents and warrants to Purchaser the following as of the Effective Date:
42.Status. Seller is a limited partnership duly formed and validly existing under the laws of the State of Delaware, and is qualified to transact business within the State of Texas.
43.Authority; Enforceability. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.
44.Non-Contravention. The execution and delivery of this Agreement by Seller and the performance by Seller of Seller’s obligations under this Agreement will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.
45.Suits and Proceedings. Except as listed in Exhibit E, there are no legal actions, suits or similar proceedings pending and served, or to Seller’s Knowledge, threatened in writing against the Property, relating to the Property, or Seller’s ownership or operation of the Property, including without limitation, condemnation, takings by an Authority or similar proceedings.
46.No Bankruptcy. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, admitted in writing its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally and Seller has received no written notice of and has no knowledge of (i) the filing of any involuntary petition by Seller’s creditors, (ii) appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, or (iii) attachment or other judicial seizure of all, or substantially all, of Seller’s assets.
47.Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

48.Tenant Leases and Tenants. As of the Effective Date, the list of Tenants set forth on Exhibit F attached hereto constitutes all of the Tenants under Tenant Leases affecting the Real Property and Improvements that were entered into by Seller and, to Seller’s Knowledge, all of the Tenants under Tenant Leases affecting the Real Property and Improvements that were entered into prior to Seller’s acquisition of the Property. As of the Effective Date, there are no written leases or occupancy agreements affecting the Real Property and Improvements executed by Seller or, to Seller’s Knowledge, by which Seller is bound other than the Tenant Leases listed on Exhibit F. The copies of the Tenant Leases executed by Seller that have been provided or made available to Purchaser are true, correct and complete in all material respects, and, to Seller’s Knowledge, the copies of the other Tenant Leases that have been provided or made available to Purchaser are true, correct and complete in all material respects. Except as set forth on Exhibit F, all of the Tenant Leases are valid and are in full force and effect in accordance with their terms, and to Seller’s Knowledge, Seller has received no written notice of material default by the landlord under any Tenant Lease that remains uncured or unresolved and Seller has sent no written notice of material default by the Tenant under any Tenant Lease to any Tenant that remains uncured or unresolved. As of the Effective Date, no Tenant has paid any rent for any period beyond the current month except as expressly stated in the Leases or in Exhibit F. As of October 1, 2020, Seller has not received any written notices from any Tenant stating that it cannot or will not pay full rent under its Tenant Lease except as set forth on Exhibit F-1 attached hereto.
49.Service Contracts; Commission Agreements. The Documents made available to Purchaser pursuant to Section 5.2(a) hereof include copies of all Service Contracts listed on Exhibit B under which Seller is currently paying for services rendered in connection with the Property, including all of the commission agreements listed on Exhibit D, except for the property management agreement with Seller’s property manager. As of the Effective Date, Exhibit B is a true and correct list of all Service Contracts in effect and Seller has delivered or made available to Purchaser for review, true and complete copies of all Service Contracts, as set forth on Exhibit B. As of the Effective Date, Exhibit D is a true and correct list of the commission agreements in effect as of the date hereof and Seller has delivered or made available to Purchaser for review, true and complete copies of all commission agreements set forth on Exhibit D.
50.Leasing Costs. Except as set forth on Exhibit G attached hereto, there are no unpaid Leasing Costs currently due and payable with respect to any Tenant Leases.
51.Available Environmental Reports. To Seller’s Knowledge, Seller has provided or made available to Purchaser all third-party reports commissioned by Seller during its period of ownership that pertain to the analysis of Hazardous Substances at the Property. Seller has not received any written notices from any federal, state, county or municipal authority as to the existence of any Hazardous Substances at the Property or as to any other environmental problem or hazardous materials issues in any way related to the Property.
52.Employee Matters. Seller has no employees at the Property.
53.Prohibited Persons. Neither Seller, nor any Affiliate of Seller, nor any Person that directly or indirectly owns 10% or more of the outstanding equity in Seller (each, a “Seller Person”), is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive

Order or otherwise. In addition, no Seller Person is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
54.Warranties. To Seller’s Knowledge, the active warranties at the Property, including but not limited to, the active roof warranties, are in full force and effect.
55.Operating Statements. The information included in the operating statements specific to the operation of the Property (and not any information related to Seller as an entity or any of Seller’s affiliates) provided to Purchaser as part of the Documents were prepared by or for Seller in the ordinary course of its business and are the operating statements used and relied upon by Seller in connection with its operation of the Property.
56.Violations. Seller has not received any written notice from any Authorities relating to any material violation or alleged material violation of any of Governmental Regulations affecting the Property.
57.Special Assessments. Seller has not received written notice of any pending special assessments affecting the Property.
58.Other Agreements. Seller has not executed or entered into any other agreement to purchase, sell, option or otherwise dispose of or alienate all or any portion of the Property other than this Agreement.
59.Utility Districts. To Seller’s Knowledge, the Property is not located in any special utility district other than the Trinity Glen Rose Groundwater Conservation District.
v.Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller the following:
60.Status. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Delaware.
61.Authority; Enforceability. The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.
62.Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.
63.Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.

64.Prohibited Persons. Neither Purchaser, nor any Affiliate of Purchaser, nor any Person that directly or indirectly owns 10% or more the outstanding equity in Purchaser (each, a “Purchaser Person”), is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Purchaser Person is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
65.ERISA. Purchaser is not an “employee benefit plan,” as defined in Section 3(3) of ERISA. None of the transactions contemplated herein (including those transactions occurring after the Closing) shall constitute a “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.
Article IX.
CONDEMNATION AND CASUALTY
w.Significant Casualty. If, prior to the Closing Date, all or any portion of the Real Property and the Improvements is destroyed or damaged by fire or other casualty, Seller will promptly notify Purchaser of such casualty. Purchaser will have the option, in the event that all or any Significant Portion of the Real Property and the Improvements is so destroyed or damaged to terminate this Agreement upon notice to Seller given not later than fifteen (15) days after receipt of Seller’s notice. If this Agreement is terminated, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement, Seller will not be obligated to repair such damage or destruction, but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts expended by Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property, other than repairs which are the responsibility of Tenants under Tenant Leases as reasonably estimated by Seller.
x.Casualty of Less Than a Significant Portion. If less than a Significant Portion of the Real Property and the Improvements are damaged as aforesaid or Purchaser does not otherwise have the right to terminate this Agreement pursuant to the terms of Section 9.1 above following a casualty, Purchaser shall not have the right to terminate this Agreement and Seller will not be obligated to repair such damage or destruction, but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the

Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts expended by Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property, other than repairs which are the responsibility of Tenants under Tenant Leases as reasonably estimated by Seller.
y.Condemnation of Property. In the event of condemnation or sale in lieu of condemnation of all or any Significant Portion of the Real Property and the Improvements, or if Seller shall receive an official notice from any governmental authority having eminent domain power over any of the Real Property and the Improvements thereon of its intention to take, by eminent domain proceeding, all or any portion of the Real Property and the Improvements, prior to the Closing, Purchaser will have the option, by providing Seller written notice within fifteen (15) days after receipt of Seller’s notice of such condemnation or sale, of terminating Purchaser’s obligations under this Agreement or electing to have this Agreement remain in full force and effect. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence or Purchaser does not have the right to terminate this Agreement pursuant to this Section 9.3, the Seller will assign to Purchaser any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Property, and Purchaser will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Purchaser elect to terminate Purchaser’s obligations under this Agreement under the provisions of this Section 9.3, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and neither Seller nor Purchaser will have any further obligation under this Agreement except for the Termination Surviving Obligations. Notwithstanding anything to the contrary herein, if any eminent domain or condemnation proceeding is instituted (or notice of same is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement (in lieu of fee simple title), and the surface may, after such taking, be used in substantially the same manner as though such rights have not been taken, Purchaser will not be entitled to terminate this Agreement as to any part of the Property, but any award resulting therefrom will be assigned to Purchaser at Closing and will be the exclusive property of Purchaser upon Closing.
Article X.
CLOSING
z.Closing. The Closing of the sale of the Property by Seller to Purchaser will occur on the Closing Date, TIME BEING OF THE ESSENCE, through the escrow established with the Title Company. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.
aa.Purchaser’s Closing Obligations. On or before the Deposit Time, Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.4, for delivery to Seller at Closing as provided herein:
66.The Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;

67.Two (2) counterparts of the General Conveyance, duly executed by Purchaser;
68.One (1) counterpart of the form of Tenant Notice Letter, duly executed by Purchaser;
69.One (1) counterpart of the form of Outparcel Notice Letter, duly executed by Purchaser;
70.Evidence reasonably satisfactory to the Title Company that the person executing the Closing Documents on behalf of Purchaser has full right, power, and authority to do so; and
71.Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the Closing Statement (as that term is defined in Section 10.4 below), duly executed and delivered (provided that same do not increase in any material respect the costs to, or liability or obligations of, Purchaser in a manner not otherwise provided for herein).

ab.Seller’s Closing Obligations. Seller, at its sole cost and expense, will deliver (i) the following items (a), (b), (c), (d), (e), (f), (g), (k), (l), (m), (n), (o), (p), (q) and (r) in escrow with the Title Company pursuant to Section 4.4 on or before the Deposit Time, and (ii) upon receipt of the Purchase Price, the following items (h), (i) and (j) to Purchaser at the Property:
72.A special warranty deed substantially in the form attached hereto as Exhibit I, duly executed and acknowledged by Seller conveying to Purchaser the Real Property and the Improvements (the “Deed”), which Deed shall be delivered to Purchaser by the Title Company agreeing to cause same to be recorded in the Official Records;
73.Two (2) counterparts of the general conveyance substantially in the form attached hereto as Exhibit H (the “General Conveyance”) duly executed by Seller;
74.One (1) counterpart of the form of Tenant Notice Letter, duly executed by Seller;
75.One (1) counterpart of the form of Outparcel Notice Letter, duly executed by Seller;
76.Evidence reasonably satisfactory to the Title Company that the person executing the Closing Documents on behalf of Seller has full right, power and authority to do so, and evidence that Seller is duly organized and authorized to execute this Agreement and all other documents required to be executed by Seller hereunder;
77.A certificate in the form attached hereto as Exhibit J (“Certificate as to Foreign Status”) from Seller certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;
78.The Tenant Deposits, at Seller’s option, either (i) in the form of a cashier’s check issued by a bank reasonably acceptable to Purchaser, or (ii) as part of an adjustment to the Purchase Price. With respect to those Tenant Leases for which Seller or its lender are holding letters of credit as security deposits, there shall not be any credit to, or adjustment in, the Purchase Price, and Seller shall deliver such original letters of credit to Purchaser at Closing, together with all necessary transfer documentation, so that Purchaser and the applicable Tenants can arrange to have the letters of credit reissued in favor of, or endorsed to, Purchaser. Seller agrees to cooperate with Purchaser post-Closing in connection with the reissuance or endorsement of any letters of credit and act at the reasonable discretion of Purchaser with respect thereto, until the letters of credit are re-issued or endorsed to Purchaser, and Seller shall pay all transfer and/or other fees relating to such transfers of letters of credit;
79.The Personal Property;
80.All original Licenses and Permits, Service Contracts and Tenant Leases in Seller’s possession and control;
81.All keys to the Improvements which are in Seller’s possession;
82.An Owner Affidavit in the form attached hereto as Exhibit K duly executed by Seller;
83.The Required Estoppels and any other estoppels received by Seller;
84.Any SNDAs received by Seller;
85.An updated schedule of Tenant Leases;
86.A completed 1099-S request for taxpayer identification number and certification and acknowledgement;
87.A certificate updating Seller’s representations and warranties set forth in Section 8.1 as of the Closing Date (subject to the modifications described in Section 10.8);
88.Evidence of the resignation of the existing officers of the Owners’ Association and the existing directors on the Owners’ Association Board of Directors; and
89.Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the Closing Statement, duly executed and delivered (provided the same do not increase in any material respect the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein) and any statutory notices required as noted on the title commitment relating to the Property’s inclusion in the Trinity Glen Rose Groundwater Conservation District.
ac.Prorations.
90.Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Closing Time”), the following (collectively, the “Proration Items”): real estate and personal property taxes and assessments for the year in which Closing occurs, utility bills (except as hereinafter provided), collected Rentals (subject to the terms of Section10.4(b) below), expenses under the Permitted Exceptions, expenses under Service Contracts assumed by Purchaser at Closing payable by the owner of the Property, expenses related to, and payment obligations included in, the Outparcel Obligations, and payment rights included in the Outparcel Rights (in each case, on the basis of a 365 day year, actual days elapsed). Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser for Purchaser’s approval (which approval shall not be unreasonably withheld) at least two (2) Business Days prior to the Closing Date (the “Closing Statement”). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums (except to the extent covered by the proration of Operating Expense Recoveries), and Seller’s insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made, if possible, as of the Closing Time, in which event no proration will be made at the Closing with respect to utility bills (except to the extent covered by the proration of Operating Expense Recoveries). Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. Seller shall cooperate in good faith with Purchaser to facilitate the transfer of all utilities to Purchaser at and/or immediately following the Closing. A final reconciliation of Proration Items shall be made by Purchaser and Seller on or before December 15, 2021 (herein, the “Final Proration Date”). The provisions of this Section 10.4 (excluding subsection (e) which is governed by Section 3.2 above) will survive the Closing until the Final Proration Date has occurred, and in the event any items subject to proration hereunder are discovered prior to the Final Proration Date, the same shall be promptly prorated by the parties in accordance with the terms of this Section 10.4.
91.Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Seller and attributable to any period following the Closing Time. After the Closing, Seller will cause to be paid or turned over to Purchaser all Rentals, if any, received by Seller after Closing and properly attributable to any period following the Closing Time. “Rentals” includes fixed monthly rentals, parking rentals and charges, additional rentals, percentage rentals, escalation rentals (which include such Tenant’s proportionate share of building operation and maintenance costs and expenses as provided for under the applicable Tenant Lease, to the extent the same exceeds any expense stop specified in such Tenant Lease), retroactive rentals, administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable to the landlord under a Tenant Lease or from other occupants or users of the Property, excluding specific tenant billings which are governed by Section 10.4(d). Rentals are “Delinquent” if they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time; provided, however, that deferred rent amounts documented by Seller and Tenants in amendments to Tenant Leases which relate to periods prior to the Closing Time but are not due and payable until after the Closing Time (i) shall not be considered Delinquent Rentals, (ii) shall not be payable to Seller as and when received by Purchaser following Closing and (iii) shall become the sole property of Purchaser at the Closing. Delinquent Rentals will not be prorated. For a period of three (3) months after Closing, Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to incur legal fees or other out-of-pocket expenses, conduct lock-outs or take any other legal action to enforce collection of any such amounts owed to Seller by Tenants of the Property. Seller shall be entitled to institute legal actions to pursue Delinquent Rentals after Closing, but in no event shall Seller be permitted to institute eviction proceedings against any Tenant. With respect to any Delinquent Rentals received by Purchaser within one (1) year after Closing (the “Delinquent Rental Proration Period”), Purchaser shall pay to Seller any rent or payment actually collected during the Delinquent Rental Proration Period properly attributable to the period prior to the Closing Time. All sums collected by Purchaser during the Delinquent Rental Proration Period from any such Tenant (excluding Tenant payments for Operating Expense Recoveries attributable to the period prior to the Closing Time and tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below, all of which shall be payable to and belong to Seller in all events, notwithstanding anything herein to the contrary) will be applied first to amounts currently owed by such Tenant to Purchaser (including Delinquent Rentals attributable to the period after the Closing Time), then any collection costs of Purchaser related to such Tenant, and then to prior delinquencies owed by such Tenant to Seller. Any sums collected by Purchaser and due Seller will be promptly remitted to Seller, and any sums collected by Seller and due Purchaser will be promptly remitted to Purchaser. In the event any Tenant has the right to any rent credits or offsets applicable to the period after Closing due to an overpayment by such Tenant or a reconciliation adjustment of any Rentals for the period of time prior to the Closing, Seller shall provide Purchaser with a credit at Closing for such rent credit and/or offset.
92. Seller will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges for operating expenses and taxes (collectively, “Operating Expense Recoveries”) for calendar year 2021. Seller shall deliver all supporting invoices when it delivers the reconciliation prepared by Seller described in the preceding sentence. Furthermore, in preparing the reconciliation, all delinquent payments from Tenants shall be disregarded so as to reduce any amount potentially owed from Purchaser to Seller at Closing. If less amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2021 than would have been owed by Tenants under the Tenant Leases if the reconciliations under such Tenant Leases were completed as of the Closing Time based on the operating expenses and taxes incurred by Seller for calendar year 2021 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), such amounts will be addressed at the Final Proration Date. If more amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2021 than would have been owed by Tenants under the Tenant Leases if the reconciliations under the Tenant Leases were completed as of the Closing Time based on the operating expenses and taxes incurred by Seller for calendar year 2021 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Seller will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount.
93.With respect to specific tenant billings for work orders, special items performed or provided at the request of a Tenant or other specific services, which are collected by Purchaser or Seller after the Closing Time but expressly state they are for such specific services rendered by Seller or its property manager prior to the Closing Time, Purchaser shall cause such collected amounts to be paid to Seller, or Seller may retain such payment if such payment is received by Seller after the Closing Time.
94.(i) Seller shall pay only those Leasing Costs (1) incurred in connection with a Tenant Lease identified on Exhibit F attached hereto or (2) identified on Exhibit G attached hereto; (ii) except for the Leasing Costs described in the preceding clause (i), Purchaser will be solely responsible for and shall pay all Leasing Costs incurred or to be incurred in connection with the renewal, expansion, or modification of any Tenant Lease executed on or after the Effective Date that has been approved (or deemed approved) by Purchaser or that did not require Purchaser’s approval in accordance with Section 7.1(d); (iii) Seller shall provide a credit to Purchaser in the amount of rent (including any additional rent) that would be payable under a Tenant Lease identified on Exhibit G-1 if rent under such Tenant Lease had commenced as of the Closing Date for the period of time between the Closing Date and the rent commencement date pursuant to the terms of the applicable Tenant Lease; and (iv) to the extent Leasing Costs described in clause (i) above remain unpaid as of Closing, Purchaser shall receive a credit from Seller therefor at Closing and Purchaser shall be responsible after Closing for paying any Leasing Costs for which Purchaser received such a credit. Seller shall deliver the termination payment expected to be received with respect to the Macy’s Tenant Lease to the Title Company to be held in escrow when received and such amount shall be delivered to Purchaser at Closing. Seller and Purchaser shall work together to update Exhibit G-1 not later than the Contingency Date.
95.Seller shall be responsible for payment of all amounts due under any reciprocal easement agreements applicable to the Property up to but not including the Closing Date with any such annual payments being prorated at Closing.
96.All prepaid rentals or other prepaid payments (other than monthly real estate tax or operating expense estimates or installments), shall be assumed by Purchaser with such amounts being accounted for on the Closing Statement and appropriate credit given therefor.
97.In the event any prorations, apportionments or computation shall prove to be incorrect for any reason, then either party shall be entitled to an adjustment to correct the same, provided that it makes written demand on the one from who it is entitled to such adjustment prior to the Final Proration Date
ad.Delivery of Real Property. Upon completion of the Closing, Seller will deliver to Purchaser possession of the Real Property and Improvements, subject only to the Tenant Leases and the Permitted Exceptions.
ae.Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:
98.Purchaser will pay (i) all premium and other incremental costs for obtaining the modification of the survey exception and all endorsements to the Title Policy desired by Purchaser, (ii) all premiums and other costs for any mortgagee policy of title insurance, including but not limited to any endorsements or deletions, (iii) Purchaser’s attorney’s fees, (iv) the costs of any update or re-certification of the Existing Surveys, (v) 1/2 of all of the Title Company’s escrow and closing fees, if any, and (vi) any mortgage recording fees for any financing obtained by Purchaser in connection with Closing.
99.Seller will pay (i) all basic premium costs for the Title Policy, (ii) the cost of the Existing Surveys, (iii) 1/2 of all of the Title Company’s escrow and closing fees, (iv) Seller’s attorneys’ fees, and (v) prepayment penalties or premiums incurred by Seller with respect to prepaying the Property’s existing mortgage indebtedness at Closing (if any), and (vi) the cost of obtaining and recording any instruments necessary to release Must-Cure Matters or to cure any title objections that Seller elects to cure.
100.Any other costs and expenses of Closing not provided for in this Section 10.6 shall be allocated between Purchaser and Seller in accordance with the custom in the county in which the Real Property is located.
101.Except as otherwise expressly provided in this Agreement, if the Closing does not occur on or before the Closing Date for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.

af.Post-Closing Delivery of Notice Letters.
102.Immediately following Closing, Purchaser will deliver to each Tenant a written notice executed by Purchaser and Seller (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for the Tenant Deposits (specifying the exact amount of the Tenant Deposits) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (each, a “Tenant Notice Letter”). Purchaser shall provide to Seller a copy of each Tenant Notice Letter promptly after delivery of same. This Section 10.7(a) shall survive Closing.
103.Immediately following Closing, Purchaser will deliver to the owner of each Outparcel a written notice executed by Purchaser and Seller (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has assumed and is responsible for the Outparcel Obligations, (iii) acknowledging that Purchaser is the beneficiary of the Outparcel Rights, and (iv) indicating that payments due as part of the Outparcel Rights should thereafter be paid to Purchaser and giving instructions therefor (each, an “Outparcel Notice Letter”). Purchaser shall provide to Seller a copy of each Outparcel Notice Letter promptly after delivery of same. This Section 10.7(b) shall survive Closing.
ag.General Conditions Precedent to Purchaser’s Obligations Regarding the Closing. In addition to the conditions to Purchaser’s obligations set forth in this Agreement, the obligation of Purchaser to Close the sale/purchase transaction hereunder shall be conditioned upon the satisfaction of the following conditions, any of which may be waived by written notice from Purchaser to Seller, and all of which shall be deemed waived upon Closing:
104.Seller shall have performed in all material respects each of the obligations of Seller set forth in this Agreement as of the Closing Date;
105.The Title Company shall be irrevocably committed to issue the Title Policy as provided in Section 6.3;
106.Purchaser shall have received the Required Estoppels from the Tenants; and
107.Seller’s representations and warranties made in Section 8.1 shall be true and correct in all material respects as of the Closing as if remade on the Closing Date, except for those representations and warranties that are made as of a certain date, which representations and warranties shall have been true as of such prior date, and except with respect to Authorized Qualifications and Immaterial Events. Notwithstanding the preceding sentence, with respect to the representations in Section 8.1(d), Seller shall only be required to update Exhibit E to the extent any actions or proceedings not included on Exhibit E on the Effective Date would individually or in the aggregate have a material adverse effect.
The term “Authorized Qualifications” shall mean any qualifications to the representations and warranties made by Seller in Section 8.1 to reflect (i) new Tenant Leases, Tenant Lease amendments, new Service Contracts, and/or Service Contract amendments, executed by Seller after the Effective Date in accordance with this Agreement, and (ii) any action taken by Seller in accordance with any Tenant Leases, Service Contracts, or Permitted Exceptions after the Effective Date not prohibited by or otherwise in contravention of the terms of this Agreement, and (iii) a Tenant Lease default or a Tenant insolvency occurring after the Effective Date. The term “Immaterial Events” shall mean any fact or event that is not caused by Seller or any of the Seller Released Parties that does not or is not expected to result in a loss of value, damage, claim or expense in excess of $100,000.00, in the aggregate. Authorized Qualifications and Immaterial Events shall not constitute a default by Seller or a failure of a condition precedent to Closing. If (x) between the Effective Date and the Closing Date, facts or events not known to Seller prior to the Effective Date are discovered by Seller, (y) such facts or events are not Authorized Qualifications or Immaterial Events or otherwise caused by any Seller or any of the Seller Released Parties, and (z) such facts or events would result in a failure of the condition set forth in Section 10.8(d) above (an “Inaccuracy”), such Inaccuracy shall not constitute a breach of this Agreement, and following Seller’s written notice to Purchaser, Purchaser’s sole remedies in such event shall be to either: (i) waive the condition and proceed to Closing; or (ii) terminate this Agreement (by delivering written notice thereof to Seller); provided, however, if Purchaser does not exercise its right to terminate this Agreement on or before the later of (1) Closing or (2) the date that is five (5) Business Days after Purchaser receives written notice from Seller of such facts or events (and Closing shall be automatically extended to permit the running of such period), then Purchaser shall be deemed to have elected to waive the condition and proceed to Closing. Notwithstanding the foregoing, if an Inaccuracy was inaccurate or incorrect in any material respect as of the Effective Date, then Purchaser shall have the right to terminate this Agreement as set forth above, and Seller shall pay Purchaser all of Purchaser’s actual out of pocket costs incurred in connection with this Agreement, including reasonable attorney’s fees, not to exceed the Reimbursement Amount. If Purchaser terminates this Agreement pursuant to this Section 10.8, then the Earnest Money Deposit shall be returned to Purchaser and the parties shall have no further obligations or liabilities hereunder, except for the Termination Surviving Obligations.
ah.General Conditions Precedent to Seller’s Obligations Regarding the Closing. In addition to the conditions to Seller’s obligations set forth in this Article X, the obligations and liabilities of Seller hereunder to close the transaction hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Seller to Purchaser and all of which shall be deemed waived upon Closing:
108.Purchaser shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Purchaser set forth in Section 10.2 of this Agreement, as of the Closing Date.
109.The representations and warranties of Purchaser made in Section 8.2 shall be true and correct in all material respects.
ai.Failure of Condition. If any condition precedent to Seller’s obligation to effect the Closing (as set forth in Section 10.9) is not satisfied, then Seller shall be entitled to terminate this Agreement by notice thereof to Purchaser and the Title Company. If any condition precedent to Purchaser’s obligation to effect the Closing (as set forth in Section 10.8) is not satisfied by the Closing Date, then Purchaser shall be entitled to terminate this Agreement by notice thereof to Seller and the Title Company. If this Agreement is so terminated, then Purchaser shall be entitled to receive the Earnest Money Deposit (and all accrued interest thereon) and neither party shall have any further obligations hereunder, except for Termination Surviving Obligations. Notwithstanding the foregoing, if the applicable conditions precedent are not satisfied due to a default by Seller or Purchaser hereunder, then Article XIII shall govern and this Section 10.10 shall not apply.

aj.COVID-19. Seller and Purchaser each acknowledge the existence of the COVID-19 pandemic and each agree that it has chosen to enter into this Agreement notwithstanding such circumstances.
Article XI.
BROKERAGE
ak.Brokers. Seller agrees to pay to Jones Lang LaSalle (“Broker”) a real estate commission at Closing (but only in the event of Closing in strict compliance with this Agreement) pursuant to a separate agreement. Broker acknowledges that the payment of the commission by Seller to Broker will fully satisfy the obligations of the Seller for the payment of a real estate commission hereunder. Other than as stated in the first sentence of this Section 11.1, Purchaser and Seller represent and warrant to the other that no real estate brokers, agents or finders’ fees or commissions are due or will be due or arise in conjunction with the execution of this Agreement or consummation of this transaction by reason of the acts of such party, and Purchaser and Seller will indemnify, defend and hold the other party harmless from any brokerage or finder’s fee or commission claimed by any person asserting his or her entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby. The provisions of this Article XI will survive any Closing or termination of this Agreement.
Article XII.
CONFIDENTIALITY
al.Confidentiality. Seller and Purchaser each expressly acknowledge and agree that, unless and until the Closing occurs, this Agreement, the transactions contemplated by this Agreement, and the terms, conditions, and negotiations concerning the same will be held in confidence by Seller and Purchaser and will not be disclosed by Seller or Purchaser except to their respective legal counsel, accountants, consultants, officers, prospective investors, prospective lenders, partners, directors, and shareholders, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder or as otherwise required by applicable law. Purchaser further acknowledges and agrees that, until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third parties other than those described above without the prior written consent of Seller. Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in connection with that party’s enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to an opinion of counsel; provided, however, in the event such disclosure is required pursuant to a subpoena or court order, the applicable party shall promptly notify the other party thereof so that the other party may seek a protective order, waive compliance with this Article XII, and/or take any other action mutually agreed upon by the parties. Notwithstanding the foregoing to the contrary, Purchaser acknowledges and agrees that Seller, and entities which directly or indirectly own the equity interests in Seller, may disclose in press releases, SEC (as defined below) filings and other filings with governmental authorities, financial statements and/or other communications such information regarding the transaction contemplated hereby and any such information relating to the sale, acquisition and financing of the Property as may be necessary or advisable under federal or state securities laws, rules or regulations

(including U.S. Securities and Exchange Commission (“SEC”) rules and regulations, “generally accepted accounting principles” or other accounting rules or procedures or in accordance with Seller and such direct or indirect owners’ prior custom, practice or procedure. One or more of such owners will be required to publicly disclose the possible transaction contemplated hereby and file this Agreement with the SEC promptly after the execution of the same by both parties or as sooner required by law. The provisions of this Article XII will survive any termination of this Agreement.
Article XIII.
REMEDIES
am.Default by Seller.
Notwithstanding any provision in this Agreement to the contrary, if Closing of the purchase and sale transaction provided for herein does not occur as herein provided by reason of any default of Seller, Purchaser may, as Purchaser’s sole and exclusive remedies, elect to either (a) terminate this Agreement, in which event Purchaser shall receive from the Title Company the Earnest Money Deposit, and, if such default by Seller is a willful or intentional breach which has caused one of Purchaser’s conditions to closing set forth in Section 10.8 to fail or is due to Seller’s failure described in Section 6.2(d), Seller shall pay Purchaser all of Purchaser’s actual out-of-pocket costs incurred in connection with this Agreement, including reasonable attorneys’ fees, not to exceed the Reimbursement Amount, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations, or (b) pursue specific performance of this Agreement, so long as any action or proceeding commenced by Purchaser against Seller shall be filed and served within ninety (90) days of the scheduled Closing Date, provided, however, that if Purchaser has not filed and served such action or proceeding within such ninety (90) day period, Purchaser shall be deemed to have elected the remedy in clause (a) above, and, in either event, Purchaser hereby waives all other remedies, including without limitation, any claim against Seller for damages of any type or kind including, without limitation, consequential or punitive damages. Unless otherwise expressly required pursuant to this Agreement, in no event shall Seller be obligated to undertake any of the following (A) change the condition of the Property or restore the same after any fire or casualty; (B) expend money or post a bond to remove or insure over anything other than a Must-Cure Matter or to correct any matter shown on a survey of the Property; (C) secure any permit with respect to the Property or Seller’s conveyance thereof; or (D) expend any money to repair, improve or alter the Improvements or any portion thereof. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Closing Surviving Obligations after Closing or the Termination Surviving Obligations after termination, subject to the terms and provisions of this Agreement.
an.DEFAULT BY PURCHASER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED HEREIN DO NOT OCCUR AS PROVIDED HEREIN (TIME BEING OF THE ESSENCE) BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. PURCHASER AND SELLER HEREBY AGREE THAT (i) AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, AND (ii) SUCH AMOUNT SHALL BE PAID TO SELLER AND WILL BE THE FULL, AGREED AND

LIQUIDATED DAMAGES FOR PURCHASER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, AND WILL BE SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) FOR ANY DEFAULT OF PURCHASER RESULTING IN THE FAILURE OF CONSUMMATION OF THE CLOSING, WHEREUPON THIS AGREEMENT WILL TERMINATE AND SELLER AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT WITH RESPECT TO THE TERMINATION SURVIVING OBLIGATIONS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 13.2 HEREIN WILL LIMIT SELLER’S REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY PURCHASER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS OR THE TERMINATION SURVIVING OBLIGATIONS.
ao.Consequential and Punitive Damages. Seller and Purchaser each waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement (it being understood that Seller and Purchaser each have waived the right to obtain incidental, special, exemplary or consequential damages in connection with any default of Purchaser or Seller respectively, or otherwise, which, in the case of Purchaser, include, without limitation, loss of profits or inability to secure lenders, investors or buyers). This Section 13.3 shall survive Closing or termination of this Agreement.
Article XIV.
NOTICES
ap.Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) electronic mail (received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of electronic mail transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:
To Purchaser:    Big V Acquisitions LLC
162-5 North Main Street, Suite 5
Florida, NY 10921
Attn: Jeffrey Rosenberg
Telephone: 201-819-4763
Email: jrosenberg@bigv.com
with copy to: Smith, Gambrell & Russell, LLP
1301 Avenue of the Americas, 21st Floor
New York, NY 10019
Attn: Sean A. Altschul
Telephone: 212-907-9775
Email: saltschul@sgrlaw.com

To Seller:    Hines Global REIT San Antonio Retail I LP
        c/o Hines Interests Limited Partnership
    2800 Post Oak Boulevard, Suite 4800
    Houston, Texas 77056
Attn: Kenton McKeehan
Email: kenton.mckeehan@hines.com
with copy to:    Hines Global REIT San Antonio Retail I LP
            c/o Hines Advisors Limited Partnership
            2800 Post Oak Boulevard, Suite 4800
            Houston, Texas 77056
            Attn: Jason P. Maxwell – General Counsel
        Email: jason.maxwell@hines.com
with copy to:    Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attn:    Connie Simmons Taylor
Email:    connie.simmons.taylor@bakerbotts.com

Article XV.
ASSIGNMENT AND BINDING EFFECT
aq.Assignment; Binding Effect. Purchaser will not have the right to assign this Agreement without Seller’s prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to an Affiliate of such assigning party without the consent of the Seller, provided that any such assignment shall not relieve the assigning party of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.
Article XVI.
PROCEDURE FOR INDEMNIFICATION AND LIMITED SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
ar.Survival of Representations, Warranties and Covenants.
110.Notwithstanding anything to the contrary contained in this Agreement, the representations, warranties and covenants of Seller set forth in this Agreement and Seller’s liability under any provision of this Agreement, any Seller Certificate and under any Closing Document (as defined below) (collectively, “Seller’s Surviving Obligations”), will survive the Closing until December 15, 2021 (the “Survival Period”). Notwithstanding the immediately preceding sentence or any other provision herein to the contrary, if Seller obtains an estoppel certificate meeting the requirements of Section 7.2(a) hereof from a Tenant before or after Closing, then all representations and warranties made by Seller that are covered in such estoppel certificate shall be null and void, and Purchaser shall accept such estoppel certificate in place thereof. Purchaser shall not have any right to bring any action for monetary damages against Seller as a result of (i) any untruth, inaccuracy or breach of such representations and warranties under this Agreement, any Seller Certificate or any Closing Document, or (ii) the failure of Seller to perform its obligations under any other provision of this Agreement or under any other document or agreement executed in connection with this Agreement, including all documents and agreements executed at Closing (“Closing Documents”), unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies, breaches and failures (including Seller’s liability for attorneys’ fees and costs due to Purchaser) exceeds $100,000. In addition, in no event will Seller’s liability for all such untruths, inaccuracies, breaches, and/or failures under Sections 8.1, any other provision of this Agreement, any Seller Certificate or under any Closing Documents (including Seller’s liability for attorneys’ fees and costs in connection with such untruths, inaccuracies, breaches and/or failures) exceed, in the aggregate, two percent (2%) of the Purchase Price. Seller has caused HGR Liquidating Trust, a Maryland statutory trust (“Guarantor”) to execute a joinder to this Agreement guaranteeing Seller’s Surviving Obligations for the Survival Period (the “Seller Guaranty”). In connection with (a) the preceding sentence, Guarantor hereby waives any and all legal requirements that Purchaser institute any action or proceeding at law or in equity against Seller or any other person; and (b) the Seller Guaranty, Guarantor (or its successor) will maintain a net worth equal to at least Seven Million and No/100 Dollars ($7,000,000.00) during the Survival Period.
111.Seller shall have no liability to Purchaser following Closing with respect to any specific representation, warranty or covenant of Seller herein if, prior to the Closing, Purchaser has actual (and not constructive) knowledge of such specific breach of a representation, warranty or covenant of Seller herein (from whatever source, including, without limitation, any tenant estoppel certificates, as a result of Purchaser’s review of the Due Diligence Items and its due diligence tests, investigations and inspections of the Property, or written disclosure by Seller or Seller’s agents and employees) that contradicts any of Seller’s representations, warranties or covenants herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.
112.The Closing Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller or Purchaser under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Closing Documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement without limitation unless a specified period is otherwise provided in this Agreement. The limitations on Seller’s liability contained in this Article XVI are in addition to, and not limitation of, any limitation on liability provided elsewhere in this Agreement or by law or any other contract, agreement or instrument.
Article XVII.
MISCELLANEOUS
as.Waivers; Amendments. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act. This Agreement may not be amended except in a writing signed by both Seller and Purchaser.

at.Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all attorneys’ fees and costs resulting therefrom. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.
au.Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof. Without limiting the foregoing, Purchaser and Seller acknowledge that, except as expressly provided in this Agreement, neither party has any, right to extend the Closing Date.
av.Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.
aw.Counterparts; Electronic Signatures Binding. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronic mail (in .PDF or similar file) signature (including by DocuSign or similar program) for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original, faxed or electronic mail (in .PDF or similar file) counterparts will collectively constitute a single agreement, and such signatures shall be legally binding upon the party sending the signature by such electronic means immediately upon being sent by such party.
ax.Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

ay.Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings (oral or written) with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.
az.Governing Law and Venue. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED. THE PARTIES AGREE THAT ANY ACTION IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE STATE OR FEDERAL COURTS THAT ARE SEATED IN THE CITY AND COUNTY IN WHICH THE REAL PROPERTY IS LOCATED, AND THE PARTIES HEREBY CONSENT AND AGREE TO THE JURISDICTION OF SUCH COURTS.
ba.No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded, except Purchaser shall be entitled to record a memorandum of this Agreement if necessary, to obtain specific performance of this Agreement in accordance with Section 13.1 hereof.
bb.Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement. Seller agrees to reasonably cooperate with Purchaser to obtain any necessary consents and/or approvals in connection with the assignment of the Licenses and Permits, Intangible Personal Property and Guaranties not obtained prior to Closing. The foregoing provision shall survive Closing.
bc.No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.
bd.Exhibits. Exhibits A through L-2, inclusive, are incorporated herein by reference.
be.No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.
bf.Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker or any Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.
bg.Exculpation. In no event whatsoever shall recourse be had or liability asserted against any of Seller’s partners, members, shareholders, employees, agents, directors, officers or other owners of Seller or their respective constituent members, partners, shareholders, employees, agents, directors, officers or other owners. Seller’s direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Seller under this Agreement and the Closing Documents.
bh.Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

[End of Page]

IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement to be effective as of the date first above written.

PURCHASER:

BIG V ACQUISITIONS LLC,
a Delaware limited liability company

By:
Name:
Title:

SELLER:
HINES GLOBAL REIT SAN ANTONIO RETAIL I LP,
a Delaware limited partnership

By:    Hines Global REIT San Antonio Retail I GP LLC,
    a Delaware limited liability company,
    its sole member

By:
Name:
Title:

JOINDER BY GUARANTOR
Provided the Closing of the transaction contemplated by this Agreement occurs, the undersigned agrees to and does guaranty to Big V Acquisitions LLC, a Delaware limited liability company, its successors and assigns (“Purchaser”), subject to the limitations on survival and liability contained in this Agreement, Seller’s Surviving Obligations, and confirms its agreement to comply with the provisions of Section 16.1(a).

HGR LIQUIDATING TRUST,
a Maryland statutory trust

By:
Name:
Title:
JOINDER BY TITLE COMPANY SERVING AS ESCROW AGENT

First American Title Insurance Company, referred to in this Agreement as the “Title Company,” hereby acknowledges that it received this Agreement executed by Seller and Purchaser on the _____ day of ____________, 2021, and accepts the obligations of the Title Company to serve as escrow agent as set forth herein. The Title Company hereby agrees to hold and distribute the Earnest Money Deposit, when and if made, and interest thereon, and Closing proceeds in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

    2

JOINDER BY BROKER
The undersigned Broker joins herein to evidence such Broker’s agreement to the provisions of Section 11.1 and to represent to Seller and Purchaser that such Broker (i) knows of no other brokers, salespersons or other parties entitled to any compensation for brokerage services arising out of this transaction other than those whose names appear in this Agreement, (ii) has not made any of the representations or warranties specifically disclaimed by Seller in Article V and (iii) is duly licensed and authorized to do business in the State in which the Property is located.

    JONES LANG LASALLE

Date: ______ __, 2021    By:
Printed Name:
Title:

Address:

License No.:    ____________________
Tax ID. No.:    ____________________

SCHEDULE 5.2
DOCUMENTS
•The Leases and all addendums and amendments thereto, together with guaranties of such Leases, if any.
• The most recent title report for the Property, if any, and copies of all documents of record included therewith.
•Environmental reports relating to the Property, including any Phase 1 and/or Phase II environmental site assessment reports, if any.
•The most recent ALTA surveys for the Property.
•All current plans and specification for the Improvements, including as built drawings, if any.
•The current Certificate of Occupancy and 5 Year Insurance Loss Run Report
•The current rent roll for the Property with a breakdown of recovery estimates.
•Operating Statements for, 2016, 2017, 2018, 2019 and a year to date operating statement for 2020.
•Current real estate tax and school tax invoices.
•Full detail tenant and expense general ledgers for 2016, 2017, 2018, 2019 and year to date 2020.
•Current Account Receivable aging reports.
•Current property insurance certificates.
•Copies of all utility bills for the prior 12 months, inclusive of bills for utilities delivered directly to the tenants and occupants of the Property.
•All Service Contracts with vendor contact list
•Copies of current roof warranties and information regarding transferability
•A schedule of capital improvements made during the prior three (3) year period.
•Copies of brokerage agreements for lease commissions and tenant improvements to be assumed by Purchaser
•Copies of permits and land use approvals, if applicable

•Most recent fire riser and sprinkler report
•CAM/INS/TAX Reconciliations for the prior 3 years with expense backup

EXHIBIT A
LEGAL DESCRIPTION

[Attached]

EXHIBIT B
SERVICE CONTRACTS

Service Type	Vendor Name	Commencement Date	Termination Requirements	Fees to Terminate	Notes
Janitorial	Federal Building Services	4/1/2014	30 Days written notice	No
Security	Professional Security Consultants	9/21/2017	30 Days written notice	No
Landscaping	Brightview Landscapes	11/23/2015	30 Days written notice	No
Holiday Décor	Décor IQ	11/1/2018	30 Days written notice	No
Trash Removal	Waste Management	7/1/2017	30 Days written notice	No
Emergency Communication	Send Word Now	7/1/2010	30 Days written notice	No
Elevator Maintenance	Thyssenkrupp	6/1/2016	30 Days written notice	No
Life Safety	ADT	9/10/2015	30 Days written notice	No
Printer/Copier	Toshiba	6/11/2018	No notice required	No	Expires 6/11/2021
VOIP	Obacks	11/22/2015	30 Days written notice	No
Pest Control	Orkin	10/1/2016	30 Days written notice	No
E-Signing	DocuSign	11/26/2019	30 Days written notice	No
Fire Alarm Monitoring	Impact Fire	8/1/2017	30 Days written notice	No
Elevator Phone	Kings III	9/1/2017	30 Days written notice	No
HVAC for Management Office/Riser Rooms	Way Mechanical	6/15/2020	30 Days written notice	No
Website Services	Placewise Media	9/5/2014	90 written days notice	No
Towing Services	Creswell Wrecker Service	3/1/2018	30 Days written notice	No

Generator Service	Cummins	1/8/2020	No notice required	No	Expires 1/8/2021
Valet Services	EZ Valet Parking	10/26/2020	7 days written notice	No
Basin Maintenance	McHall Services	3/1/2020	30 Days written notice	No
Basin Maintenance	Aqualogic	3/12/2014	30 Days written notice	No
Entrance Fountain	Fountain Works	4/1/2020	30 Days written notice	No

EXHIBIT C-1
MAJOR TENANTS

JC Penney
Dick's Sporting Goods
Hobby Lobby
TJ Maxx Home Goods
Hemispheres
Best Buy
Nordstrom Rack
Burlington
Ross Dress for Less
Saks 5th Avenue Off 5th
Total Wine & More
Michael's
DSW Shoes
Staples

EXHIBIT C-2
FORM OF TENANT ESTOPPEL CERTIFICATE
[All blanks will be completed by Seller prior to delivery of Estoppel Certificate to the Tenant.]
From:
                                            (“Tenant”)
To:
                                            (collectively with its successors, assigns and affiliates from time to time, “Purchaser”)
and
Purchaser’s lenders from time to time (with their successors and assigns, “Lender”)
and
HINES GLOBAL REIT SAN ANTONIO RETAIL I LP

Lease:        Lease dated ____________, _____ between Landlord and Tenant, covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”). All capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Lease.
Premises:    Suite ______, consisting of a total of ____________ rentable square feet (as set forth in the Lease) (the “Premises”), located in the building having an address of _______________________.
Guaranty:    __________ dated ______, _________ by _______ in favor of Landlord with respect to the Lease.
Tenant hereby certifies to Landlord, Purchaser and Lender as follows:
1.Tenant is the current Tenant under the Lease. The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking. The Guaranty is in full force and effect. The Lease and the Guaranty have not been modified, altered or amended, except by the documents listed on Annex I attached hereto.
2.The Commencement Date of the Lease occurred on _____________, and the Expiration Date of the Lease will occur on ________________. The Lease provides for ________ option(s) to extend or renew the Lease term for ___________ years per option.
3.The annual [Net Rent] under the Lease for the current Lease Year is $_____ per square foot of net rentable area per year, or $____________ per month. Tenant is also responsible to pay, as [Additional Rent], (i) Tenant’s [Proportionate Share of Common Area Maintenance] (as defined in the Lease), which for the current year consists of $__________ per month for the portion of Basic Cost attributable to CAM expenses and real estate taxes and (ii) Percentage Rent in the amount of ______ % of Gross Sales which exceed [$______________] [the natural breakpoint].
4.As of the date of this Certificate, Landlord is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Landlord. As of the date of this Certificate, no breach or default exists on the part of Tenant under the Lease.
5.Tenant has accepted the Premises, and the Premises have been completed in accordance with the terms of the Lease. Any improvements required by the terms of the Lease to be made by the Landlord have been completed, and any payments, credits or abatements required to be given by Landlord to Tenant for leasehold improvements have been given to Tenant.
6.Tenant has no option or right of first refusal to purchase the Premises.
7.Tenant has paid to Landlord a security deposit in the amount of $___________.
8.Tenant is entitled to no credit, offset or deduction in rent except as provided in the Lease, nor is Tenant entitled to any concession, rebate, allowance or free rent for any period after this Certificate, except as follows:___________________________________________________.
9.No assignments, subleases, mortgages, hypothecation, or other transfers or any of Tenant’s interest in the Lease are currently in effect, except as follows: ___________________________________________.
10.Tenant understands that this Certificate is required in connection with Purchaser’s acquisition of the Property and in connection with Lender’s financing of Purchaser’s acquisition of the Property, and Tenant agrees that Purchaser, Lender and their assigns will, and will be entitled to, rely on the truth of this Certificate.
11.The party executing this document on behalf of Tenant represents that he/she has been authorized to do so on behalf of Tenant.
EXECUTED on this _____ day of ____________, 20__.
“TENANT”

By:    ____________________________________
Name:     ____________________________________
Title:     ____________________________________

ANNEX 1 TO TENANT ESTOPPEL CERTIFICATE

List Lease and all Amendments thereto

EXHIBIT C-3

SELLER’S ESTOPPEL CERTIFICATE

Property Name: _____________, _____________, __________________
Tenant:____________________________
[If applicable, Seller will complete this Seller’s Certificate consistent with the respective Tenant Estoppel Certificates previously prepared by Seller.]
TO:    __________________________________ (“Purchaser”)
RE:    Property Address: ___________________, ___________, __________
    Lease Date:
    Between                              (“Landlord”)
    And                                   (“Tenant”)
    Square Footage Leased:
    Suite Number __________, Floor Number ____________(“Premises”)
________________________________ (“Seller”) hereby certifies to Purchaser the following with respect to the above-referenced lease (which together with all documents described in paragraph 1 below are collectively referred to as the “Lease”):
1.    The Lease has not been canceled, modified, extended or amended except as follows: ____________________________________________________________________.
2.    Rent has been paid to ______________________________. There is no prepaid rent, except _________________. The amount of security deposit is $________________.
3.    The current rent is $ ___________ per month which does (not) include the Tenant’s share of operating expenses.
4.    All work to be performed for Tenant under the Lease has been performed as required; and Tenant does not have any unused improvement allowance., in each case except as follows: _______________________________
5.    The Lease is in full force and effect.
6.    To the best of Landlord’s knowledge, Landlord is not in default under any of the provisions of the Lease pertaining to Landlord.

7.    The Lease is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking.
8.    Landlord understands that this Certificate is required in connection with Purchaser’s acquisition of the Property and Landlord agrees that Purchaser and its successors and assigns (including any parties providing financing for the Property or any portion thereof) will, and will be entitled to, rely on the truth and accuracy of this Certificate.
The undersigned is a duly appointed signatory of the Seller authorized to sign this Certificate.
EXECUTED on this ______ day of ____________, 2021.

HINES GLOBAL REIT SAN ANTONIO RETAIL I LP,
a Delaware limited partnership

By:    Hines Global REIT San Antonio Retail I GP LLC,
    a Delaware limited liability company,
    its sole member

By: ___________________________
Name: ________________________
Title: __________________________
EXHIBIT D

COMMISSION AGREEMENTS

Property Leasing Agreement between Seller and CBRE, Inc., as successor in interest to Austin Vanguard Properties, Inc. d/b/a United Commercial Realty – Austin, dated as of February 13, 2014, as heretofore amended.

EXHIBIT E
LAWSUITS
None.

EXHIBIT F

LIST OF TENANTS AND TENANT LEASES

Tenant	SF	Suite
18/8 Fine Men's Salon	1,400	D16
Alta Moda Salon	2,410	C15
America's Best	4,012	B10
Aqua Tots	5,000	A7
AT&T Mobility	3,441	C10
Bakery Lorraine	3,296	C8
Bakudan Ramen	2,400	D14
Bank of America	-	ATM1
Bassett Furniture	15,080	B26
Best Buy	45,000	A1
Boot Barn	10,000	B18
Bowl & Barrell	16,454	D12
Burlington	34,397	B2
Carter's	3,864	B8
Cold Stone Creamery	1,500	C1
Cost Plus World Market	18,300	A5
Custom Eye Care	1,875	C12B
D'Anthony Salon Spa	2,575	B24
Deluxe Nails (RIM Nail and Spa)	1,657	OL15C
Dental One	2,640	E1
Dick's Sporting Goods	79,730	F3
Dollar Tree	8,781	B12
DSW Shoes	20,000	B1
European Wax Center	1,820	D18
Factory Mattress	3,330	A3
Fantasia Nails Lounge	2,297	D19F
FedEx Office & Print Services	1,681	C9
Five Below	7,991	F6
Fleet Feet	1,675	B23
Game Stop	1,500	C2
Gloria's	8,235	D10
GNC	1,200	E2
Great Clips	1,200	OL15B
Hemispheres	50,000	B16
Hobby Lobby	55,000	B15
Home Consignment Center	14,000	B20

Hop Doddy	3,400	D11
James Avery	3,209	C13
JC Penney	98,688	B5
Kirkland's	7,000	B4
Lane Bryant	7,000	B27
Laser Derm	1,500	C3
Luxor	2,763	D4
Mash'd	4,260	D9
Mattress Firm	4,000	B21
Mattress Firm	6,000	F1
Mattress Pro	4,005	OL15A
Michael's	21,513	B6
Nordstrom Rack	35,145	F4
North Italia	6,337	D19BC
Old Navy	16,800	B3
Petsmart	14,169	B17
Pigtails and Crewcuts	1,500	E3
Potbelly	2,000	D2
Revolucion Revolucion Rooftop Space	1,861 2,450	D21 D21B
Rock and Rye	3,587	D5
Ross Dress for Less	29,790	A4
Russo's	3,500	D6
Saks 5th Avenue Off 5th	28,063	F5
Sally Beauty Supply	1,400	B28
SAS Shoes	1,800	C7
Smoothie King	1,605	OL15F
Southerleigh	4,092	D19D
Spectrum	4,106	B9
Sport Clips	1,300	C12A
Sprint	1,500	C11
Staples	20,000	F2
Starbucks	1,750	E4
Stone Werks Grille	11,000	OL21
Subway	1,750	B19
Sun & Ski	11,080	F9
The Lash Lounge	2,545	D17
The Lion and Rose	5,000	D8
The Rustic	14,000	D13
The UPS Store	1,500	C4
The Vitamin Shoppe	3,500	B29

Tiago's Cabo Grille	4,000	D1
TJ Maxx Home Goods	52,097	B13
Torchy's Tacos	3,965	D7
Torrid	3,136	B7
Total Wine & More	26,436	A6
Trufusion	11,432	D20
Ulta	9,957	A2
Urban Bricks	2,400	B22
USAA	-	ATM2
Venice Nails (Formerly Lee Nails)	1,300	C5
Verizon	1,902	C6
Which Wich	1,162	OL15D
Woodhouse Spa	6,000	C16
Yellow Fish	2,000	D3
Zoe's Kitchen	2,800	B25
Macy's - termination agreement forthcoming	26,533	F8
Off Broadway Shoes - lease expires and closing 1/31/21	18,000	F7
Lick – not fully executed	600	D19Pen
Famous Footwear – not fully executed	6,500	B11

EXHIBIT F-1

LIST OF TENANT RENT NOTICES

TF RIM, LLC and REV RIM, LLC are disputing their rent commencement dates.

EXHIBIT G
SELLER’S LEASING COSTS

LEASING COSTS EXPECTED TO BE PAID PRIOR TO CLOSING	$ 1,102,915

Luxor 50% Commission	$ 10,281
D'Anthony Commission	$ 8,777
Subway Renewal Commission	$ 5,968
Rock & Rye Commission	$ 41,241
Trufusion Commission	$ 162,648
Revolucion Commission	$ 26,477
Fantasia Nail Commission	$ 15,091
North Italia Commission	$ 85,835
Factory Mattress Commission	$ 44,636

Rock & Rye TI	$ 197,285
Southerleigh TI	$ 213,910
Fantasia Nail TI	$ 91,880
LashLounge TI	$ 4,000
Factory Mattress TI	$ 93,324
Luxor TI (R&J International)	$ 101,564

SELLER’S ESTIMATED LEASING COSTS DUE AFTER CLOSING	$ 1,439,123
Tenant Allowance
North Italia TI	$ 792,125
Lick TI	$ 36,000
Famous Footwear TI	$ 487,500
$ 1,315,625
Leasing Commissions
North Italia 50% due at opening	$ 85,835
Lick Leasing Commission 50% due at opening	$ 8,275
Famous Footwear Commission 50% due at opening	$ 29,388
$ 123,498
EXHIBIT G-1

RENT CREDITS
Leases:
1.Famous Footwear
2.Lick
3.North Italia
4.Factory Mattress
5.TruFusion
6.Revolucion

EXHIBIT H
GENERAL CONVEYANCE, BILL OF SALE,
ASSIGNMENT AND ASSUMPTION
HINES GLOBAL REIT SAN ANTONIO RETAIL I LP, a Delaware limited partnership (“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller paid by ____________________, a ____________________ (“Purchaser”), the receipt of which is hereby acknowledged, hereby bargains, sells, transfers, conveys and assigns to Purchaser the following described property:
(a)    Seller’s right, title, and interest in and to all equipment, systems, structures, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to and/or located in the improvements (the “Improvements”) located on the real property described on Exhibit A attached hereto and made a part hereof for all purposes (the “Real Property”) and used exclusively in connection with the ownership or operation of the Improvements (the “Personal Property”), but specifically excluding (i) items of personal property owned by tenants (each, a “Tenant”) of the Improvements, (ii) any items of personal property owned by third parties and leased to Seller, (iii) any items of personal property owned or leased by Seller’s property manager, and (iv) all other Reserved Company Assets (as defined in the Purchase Agreement defined below);
(b)    All of Seller’s right, title and interest (i) as lessor, under all written leases, rental agreements, occupancy agreements and license agreements, together with any and all guaranties thereof or relating thereto, and all written renewals, amendments, modifications, supplements or agreements related thereto (“Tenant Leases”) with the Tenants set forth on Exhibit B attached hereto, and (ii) in and to all security deposits, paid or deposited by the Tenants to the Seller, as lessor, or any other person on Seller’s behalf pursuant to the Tenant Leases, which have not been applied to obligations under Tenant Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the respective Tenants; collectively, the “Tenant Deposits”). “Tenant Deposits” shall also include all non-cash security deposits, such as letters of credit.
(c)    All of Seller’s right, title, and interest under all service contracts, maintenance contracts, equipment leasing agreements, warranties, guaranties, bonds, leasing agreements, leasing commission agreements, and other contracts for the provision of labor, services, materials or supplies relating to the Real Property and Improvements set forth on Exhibit C attached hereto (the “Service Contracts”);
(d)    Any and all of Seller’s right, title and interest in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps, development rights and entitlements issued, approved or granted in connection with the Real Property and the Improvements, together with all renewals and modifications thereof, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the “Licenses and Permits”);
(e)    Any and all of Seller’s right, title and interest in and to all assignable and transferable trade names, trademarks, logos and service marks (in each case, if any) owned by Seller and utilized by Seller (or which Seller has a right to utilize) solely in connection with the operation of the Real Property and Improvements (other than the names or variations thereof of Hines Interests Limited Partnership (or Hines), Seller, its affiliates, the property manager and Tenants) to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the “Intangible Property Rights”), excluding all Reserved Company Assets;
(f)    Any and all rights of Seller under any express or implied guaranties, warranties, indemnifications and other rights, if any, and which Seller may have against manufacturers, suppliers, laborers, materialmen, contractors or subcontractors arising out of or in connection with the installation, construction and maintenance of the improvements, fixtures and personal property on or about the Real Property (the “Guaranties”);
(g)    All of Seller’s rights with respect to the Outparcels (as defined in the Purchase Agreement defined below) regarding payments, voting, access, first offer and refusal listed on Exhibit D-1 attached hereto and all of Seller’s obligations with respect to the Outparcels listed on Exhibit D-2 attached hereto (together, the “Outparcel Rights and Obligations”); and
1. All of Seller’s right, title and interest in and to The Rim Owners’ Association, Inc., a Texas non-profit corporation (the “Association”), formed pursuant to those certain Articles of Incorporation of The Rim Owners’ Association, Inc. dated [_________] (the “Articles of Incorporation”), and governed by such Articles of Incorporation and the Bylaws of The Rim Owners’ Association, Inc. dated [__________] (the “Bylaws”, together with the Articles of Incorporation, the “Organizational Documents”), said Organizational Documents being incorporated herein as if set forth at length (the “Association Interest”).
The Personal Property, Tenant Leases, Tenant Deposits, Service Contracts, Licenses and Permits, Intangible Property Rights, Guaranties, Outparcel Rights and Obligations and Association Interest are hereinafter collectively referred to as the “Property”.

Seller has executed this General Conveyance, Bill of Sale, Assignment and Assumption (this “General Conveyance”) and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Property and Purchaser has accepted this General Conveyance and purchased the Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF SALE AND PURCHASE BETWEEN SELLER AND PURCHASER DATED _____________, 2020, REGARDING THE PROPERTY (the “Purchase Agreement”) AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND PURCHASER TO OTHERWISE EXPRESSLY NEGATE AND EXCLUDE ALL OTHER WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE REAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.

Purchaser accepts the foregoing bargain, sale, transfer, conveyance and assignment and assumes and agrees to be bound by and to perform and observe (i) all of the obligations and covenants of Seller under the Service Contracts, Tenant Leases, Licenses and Permits, Intangible Property Rights, Guaranties and Outparcel Rights and Obligations, assigned to Purchaser, which are to be performed or observed on or subsequent to the date hereof, (ii) all obligations and covenants of Seller under the Tenant Leases, Service Contracts, Licenses and Permits and Intangible Property Rights, Guaranties and Outparcel Rights and Obligations, assigned to Purchaser relating to the physical or environmental condition of the Real Property and Improvements, regardless of whether such obligations arise before or after the date hereof, (iii) all leasing commissions, brokerage commissions, tenant improvement allowances, legal fees and other expenditures incurred in connection with the lease of space in the Real Property and Improvements (“Leasing Costs”) entered into on or subsequent to the Effective Date of the Purchase Agreement, (iv) those Leasing Costs for which Purchaser has received a credit against the purchase price of the Property on the date hereof, (v) any other Leasing Costs for which Purchaser has assumed responsibility under the Purchase Agreement, and (vi) all rights, obligations and covenants of Seller arising from the Association Interest assigned to Purchaser which are to be performed or observed on or subsequent to the date hereof, including, without limitation, Seller’s interest as an Owner and a Member in the Association.
Purchaser agrees to indemnify, protect, defend and hold Seller harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses including, without limitation, reasonable attorneys’ fees and costs (collectively, “Claims”) arising out of or resulting from any breach or default by Purchaser in its obligations under the terms of the Service Contracts, Tenant Leases, Licenses and Permits, Intangible Property Rights, Guaranties and Outparcel Rights and Obligations from and after the date hereof.
Seller hereby agrees to indemnify, protect, defend and hold Purchaser harmless from and against any and all Claims arising out of or resulting from any breach or default by Seller in its obligations under the terms of the Service Contracts, Tenant Leases, Licenses and Permits, Intangible Property Rights, Guaranties and Outparcel Rights and Obligations prior to the date hereof.
To facilitate execution of this General Conveyance, this General Conveyance may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this General Conveyance, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement. The obligations of Seller under this General Conveyance are limited by the provisions of Section 16.1 of the Purchase Agreement.

EXECUTED as of the ______ day of _______________, 2020.

SELLER:
HINES GLOBAL REIT SAN ANTONIO RETAIL I LP

By:    Hines Global REIT San Antonio Retail I GP LLC,
    a Delaware limited liability company,
    its sole member

By: ___________________________
Name: ________________________
Title: __________________________

PURCHASER:
    ,
a
By:
    Name:
    Title:

EXHIBIT I
FORM OF DEED
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

    SPECIAL WARRANTY DEED

STATE OF TEXAS        §
                §    KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF BEXAR    §

    HINES GLOBAL REIT SAN ANTONIO RETAIL I LP, a Delaware limited partnership (“Grantor”), whose address is c/o Hines Interests Limited Partnership, 2800 Post Oak Boulevard, Suite 4800, Houston, Texas 77056, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) paid to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, have, subject to the exceptions hereinafter set forth, GRANTED, SOLD and CONVEYED, and do hereby GRANT, SELL and CONVEY unto ______________________________, a _________________________ (“Grantee”), whose address is ______________________________________, that certain land located in Bexar County, Texas, and being more particularly described in Exhibit “A” attached hereto and incorporated herein by reference (the “Land”) along with all buildings, structures, fixtures, parking areas, and improvements located on the Land (the “Property”).

This conveyance is made and accepted subject only to the matters set forth in Exhibit “B”, attached hereto and incorporated herein by reference.
TO HAVE AND TO HOLD the Property, together with all rights and appurtenances pertaining thereto, including all of Grantor’s right, title and interest in and to adjoining streets, alleys and rights-of-way, unto Grantee and Grantee’s successors and assigns forever; and Grantor does hereby bind itself and its successors and assigns to warrant and forever defend the Property unto Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor, but not otherwise.
When the context requires, singular nouns and pronouns include the plural.
        EXECUTED to be effective as of the date first above written.

GRANTOR:
HINES GLOBAL REIT SAN ANTONIO RETAIL I LP

By:    Hines Global REIT San Antonio Retail I GP LLC,
    a Delaware limited liability company,
    its sole member

By: ___________________________
Name: ________________________
Title: __________________________

ACKNOWLEDGMENT

STATE OF TEXAS        )
                ) SS:
COUNTY OF __________    )

        On _________________, 2021, before me, the undersigned, a Notary Public in and for said State personally appeared __________________________, known to me to be the _________________________ of Hines Global REIT San Antonio Retail I GP LLC, a Delaware limited liability company, as sole member of Hines Global REIT San Antonio Retail I LP, a Delaware limited partnership and acknowledged the foregoing to be the free act and deed of said entity.

        WITNESS my hand and official seal.

                            Notary Public in and for
                            said County and State

[SEAL]

EXHIBIT J
NON-FOREIGN ENTITY CERTIFICATION
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. The owner of the subject property is HINES GLOBAL REIT SAN ANTONIO RETAIL I LP, a Delaware limited partnership ("San Antonio Retail LP"), and San Antonio Retail LP is a disregarded entity as defined in Section 1.1.445-2(b)(2)(iii) of the Income Tax Regulations. Hines Global REIT San Antonio Retail I GP LLC, a Delaware limited liability company ("San Antonio Retail GP"), the general partner of San Antonio Retail LP, is also a disregarded entity as defined in Section 1.1.445-2(b)(2)(iii) of the Income Tax Regulations. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by San Antonio Retail LP, HINES GLOBAL REIT PROPERTIES LP, a Delaware limited partnership (the "Transferor"), the sole member of San Antonio Retail GP, hereby certifies the following:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);
3.    Transferor’s U.S. employer identification number is 26-4000369; and
4.    Transferor’s office address is
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 4800
Houston, Texas 77056
Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.
Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.
TRANSFEROR:
HINES GLOBAL REIT PROPERTIES LP,
a Delaware limited partnership

        By:    HGR Liquidating Trust,
            a Maryland statutory trust,
            as successor to Hines Global REIT, Inc.

By: ___________________________
Name: ________________________
Title: __________________________

     EXHIBIT J

EXHIBIT K
FORM OF OWNER AFFIDAVIT
AFFIDAVIT AS TO DEBTS AND LIENS
THE STATE OF TEXAS    §
§
COUNTY OF ________    §
BEFORE ME, the undersigned authority, on this day, personally appeared ____________________ and stated as follows:
1.The undersigned is a duly authorized representative of Hines Global REIT San Antonio Retail I GP LLC, a Delaware limited liability company, the general partner of Hines Global REIT San Antonio Retail I LP, a Delaware limited partnership (“Owner”), which is the owner of the hereinafter described real property, and any and all improvements thereon (the “Property”). The undersigned is personally familiar with the Property and the activities of the Owner in regard to same.
2.Owner is the owner of the Property located in Bexar County, Texas, such Property more particularly described on Exhibit A attached hereto.
3.Owner has requested First American Title Insurance Company and Commonwealth Title Insurance Company (together, the “Title Company”) to issue Owner Policies of Title Insurance in connection with the sale of the Property to _____________________________.
4.In connection with the issuance of such policy, the undersigned makes the following statements of facts:
a.The Owner owes no past due Federal or State ad valorem taxes with respect to the Property, there are no delinquent Federal assessments presently existing against the Owner, and no outstanding Federal or State tax liens have been filed against the Owner.
b.There are no unrecorded labor, mechanics’ or materialmen’s liens against the Property related to work by or on behalf of Owner, and no material has been furnished to or labor performed upon the Property for or on behalf of Owner, nor has Owner received any notice thereof, for at least 150 days, except [such that have been paid for in full] [__________________________________________].
c.There are no unrecorded existing tenancies, leases or other occupancies affecting the Property, except as shown on Exhibit B attached hereto.

d.There are no unrecorded options or contracts to purchase, rights of first refusal to purchase, contracts for deed or mortgage commitments, or unrecorded deeds, easements or rights-of-way for users of adverse interest with respect to the Property, except for the purchase agreement that pertains to the sale of the Property that is the subject of this Affidavit.
e.To the knowledge of the undersigned, there are no violations of the covenants and restrictions contained in the title commitments nor any facts which would cause such violation, nor has Owner received any notices of any violations thereof.
f.To the knowledge of the undersigned, there are no delinquent State, County, City, School District, Water District or other governmental agency taxes due or owing against said Property and, to the knowledge of the undersigned, no tax suit has been filed and is currently pending by any State, County, Municipal, Water District or other governmental agency for taxes levied against said Property.
g.To the knowledge of the undersigned, no paving assessment or lien is now on file against the hereinabove described Property, and to the knowledge of the undersigned, the Owner does not owe any paving charges.
h.To the knowledge of the undersigned, based on the title reports prepared by the Title Company, there are no outstanding judgment liens filed against the Owner with respect to its interest in the Property.
i.There are no suits pending against the Owner in Federal or State Court relating to title to the Property and, to the knowledge of the undersigned, no delinquent unpaid labor or material claims against improvements situated on the Property.
j.There are no loans secured by the Owner's interest in the Property.
k.No proceedings in bankruptcy or receivership have been instituted by or against Owner, and Owner has not made a general assignment of all or substantially all of its assets for the benefit of creditors.
For and in consideration of Title Company issuing the policies to be issued under the title commitments without taking exception to or making requirements to remedy the effect of (i) interests in the Property described in the certificate portion of this Affidavit (“Certificate Matters”) or (ii) interests created by instruments first appearing of record after the effective date of the title commitments and prior to the effective date of the title policies to be issued under the title commitments (“Gap Matters”), Owner hereby agrees (a) to promptly defend, remove, bond or otherwise dispose of any Certificate Matter or any Gap Matter that is the result of any act or omission of the Owner and (b) to hold and save Title Company harmless, and to protect and indemnify Title Company from and against any and all liabilities or claims of liability, losses, costs, charges, expenses and damages of any kind actually incurred, including, but not limited to reasonable attorney’s fees, by Title Company by reason of or arising out of any Certificate Matter or any Gap Matter that is the result of any act or omission of Owner.

WITNESS my hand this _____day of ____________, 20__.
Hines Global REIT San Antonio Retail I LP,
a Delaware limited partnership

By:    Hines Global REIT San Antonio Retail I GP LLC,
a Delaware limited liability company,
its general partner

By: ______________________________
Name: ___________________________
Title: ____________________________

SWORN AND SUBSCRIBED BEFORE ME, by the said ____________________, this the _____ day of ______________, 20__.

                        _____________________________
                        Notary Public in and for
                        The State of Texas
EXHIBIT A

Property Description

EXHIBIT B

Unrecorded Leases

Tenant	SF	Suite
18/8 Fine Men's Salon	1,400	D16
Alta Moda Salon	2,410	C15
America's Best	4,012	B10
Aqua Tots	5,000	A7
AT&T Mobility	3,441	C10
Bakery Lorraine	3,296	C8
Bakudan Ramen	2,400	D14
Bassett Furniture	15,080	B26
Best Buy	45,000	A1
Boot Barn	10,000	B18
Bowl & Barrell	16,454	D12
Carter's	3,864	B8
Cold Stone Creamery	1,500	C1
Custom Eye Care	1,875	C12B
D'Anthony Salon Spa	2,575	B24
Deluxe Nails (RIM Nail and Spa)	1,657	OL15C
Dental One	2,640	E1
Dollar Tree	8,781	B12
DSW Shoes	20,000	B1
European Wax Center	1,820	D18
Factory Mattress	3,330	A3
Fantasia Nails Lounge	2,297	D19F
FedEx Office & Print Services	1,681	C9
Five Below	7,991	F6
Fleet Feet	1,675	B23
Game Stop	1,500	C2
Gloria's	8,235	D10
GNC	1,200	E2
Great Clips	1,200	OL15B
Hemispheres	50,000	B16
Home Consignment Center	14,000	B20
Hop Doddy	3,400	D11
James Avery	3,209	C13
Kirkland's	7,000	B4
Lane Bryant	7,000	B27
Laser Derm	1,500	C3

Luxor	2,763	D4
Mash'd	4,260	D9
Mattress Firm	4,000	B21
Mattress Firm	6,000	F1
Mattress Pro	4,005	OL15A
Michael's	21,513	B6
Nordstrom Rack	35,145	F4
North Italia	6,337	D19BC
Old Navy	16,800	B3
Pigtails and Crewcuts	1,500	E3
Potbelly	2,000	D2
Revolucion Revolucion Rooftop Space	1,861 2,450	D21 D21B
Rock and Rye	3,587	D5
Russo's	3,500	D6
Saks 5th Avenue Off 5th	28,063	F5
Sally Beauty Supply	1,400	B28
SAS Shoes	1,800	C7
Smoothie King	1,605	OL15F
Southerleigh	4,092	D19D
Spectrum	4,106	B9
Sport Clips	1,300	C12A
Sprint	1,500	C11
Starbucks	1,750	E4
Stone Werks Grille	11,000	OL21
Subway	1,750	B19
Sun & Ski	11,080	F9
The Lash Lounge	2,545	D17
The Lion and Rose	5,000	D8
The Rustic	14,000	D13
The UPS Store	1,500	C4
The Vitamin Shoppe	3,500	B29
Tiago's Cabo Grille	4,000	D1
Torchy's Tacos	3,965	D7
Torrid	3,136	B7
Total Wine & More	26,436	A6
Ulta	9,957	A2
Urban Bricks	2,400	B22
USAA	-	ATM2
Venice Nails (Formerly Lee Nails)	1,300	C5
Verizon	1,902	C6

Which Wich	1,162	OL15D
Woodhouse Spa	6,000	C16
Yellow Fish	2,000	D3
Zoe's Kitchen	2,800	B25
Off Broadway Shoes - lease expires and closing 1/31/21	18,000	F7
Lick – not fully executed	600	D19Pen
Famous Footwear – not fully executed	6,500	B11

EXHIBIT L-1
OUTPARCEL OBLIGATIONS

Retained Maintenance Obligations
Outparcel	Owner	Document
Whataburger	Young’s Bethoven, LLC, a Texas limited liability company	Declaration of Restrictive Covenants and Right of First Offer recorded 2/19/20, Doc No. 20200036215
BJ’s Brewhouse	Limestone BJs LLC, a Delaware limited liability company	Special Warranty Deed recorded 2/20/20, Doc No. 20200037113
Chick-fil-A	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Special Warranty Deed recorded 2/28/20, Doc No. 20200043199
Popeye’s/Sonic	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Declaration of Restrictive Covenants and Right of First Offer recorded 1/31/20, Doc No. 20200022846
Racer Carwash	Limestone Racer LLC, a Delaware limited liability company	Utilities Easement Agreement recorded 1/29/20, Doc No. 20200019521
Mimi’s Café	SV Rim, LLC, a Texas limited liability company	Declaration of Restrictive Covenants recorded 10/1/2020, Doc. No. 20200232196
Lupe Tortilla* *pending closing	Mitchell Investments & Holdings of Texas, LLC, a Texas limited liability company	[Special Warranty Deed recorded __________]

Obligation to Pay Assessments to the Association
Outparcel	Owner	Document
Maggiano’s	Limestone Maggianos LLC, a Delaware limited liability company	Agreement recorded 1/30/20, Doc No. 20200021183
Panera	Storage Partners of Winter Park, Ltd., a Florida limited partnership and Storage Partners of West Colonial, L.L.C., a Florida limited liability company	Declaration of Restrictive Covenants and Right of First Offer recorded 2/4/20, Doc No. 20200025318, as amended by First Amendment to Declaration of Restrictive Covenants and Right of First Offer recorded 10/30/20, Doc No. 20200262674
Popeye’s/Sonic	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Declaration of Restrictive Covenants and Right of First Offer recorded 1/31/20, Doc No. 20200022846
Racer Carwash	Limestone Racer LLC, a Delaware limited liability company	Special Warranty Deed recorded 1/29/20, Doc No. 20200019522
IHOP	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Declaration of Restrictive Covenants and Right of First Offer recorded 2/27/20, Doc No. 20200042481
Chick-fil-A	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Special Warranty Deed recorded 2/28/20, Doc No. 20200043199
Whataburger	Young’s Bethoven, LLC, a Texas limited liability company	Declaration of Restrictive Covenants and Right of First Offer recorded 2/19/20, Doc No. 20200036215
BJ’s Brewhouse	Limestone BJs LLC, a Delaware limited liability company	Agreement recorded 2/20/20, Doc No. 20200037114
Mimi’s Café	SV Rim, LLC, a Texas limited liability company	Declaration of Restrictive Covenants recorded 10/1/2020, Doc. No. 20200232196
Lupe Tortilla* *pending closing	Mitchell Investments & Holdings of Texas, LLC, a Texas limited liability company	[Special Warranty Deed recorded __________]

Obligation to Maintain Insurance
Outparcel	Owner	Document
BJ’s Brewhouse	Limestone BJs LLC, a Delaware limited liability company	Agreement recorded 2/20/20, Doc No. 20200037114
Maggiano’s	Limestone Maggianos LLC, a Delaware limited liability company	Agreement recorded 1/30/20, Doc No. 20200021183
Popeye’s/Sonic	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Declaration of Restrictive Covenants and Right of First Offer recorded 1/31/20, Doc No. 20200022846

EXHIBIT L-2
OUTPARCEL RIGHTS

Right to Receive Payments
Outparcel	Owner	Document	Charge
Maggiano’s	Limestone Maggianos LLC, a Delaware limited liability company	Agreement recorded 1/30/20, Doc No. 20200021183	CAM Charges
Panera	Storage Partners of Winter Park, Ltd., a Florida limited partnership and Storage Partners of West Colonial, L.L.C., a Florida limited liability company	Declaration of Restrictive Covenants and Right of First Offer recorded 2/4/20, Doc No. 20200025318, as amended by First Amendment to Declaration of Restrictive Covenants and Right of First Offer recorded 10/30/20, Doc No. 20200262674	Roadway Access Charges
Popeye’s/Sonic	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Declaration of Restrictive Covenants and Right of First Offer recorded 1/31/20, Doc No. 20200022846	Roadway Access Charges
Racer Carwash	Limestone Racer LLC, a Delaware limited liability company	Special Warranty Deed recorded 1/29/20, Doc No. 20200019522	Roadway Access Charges
IHOP	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Declaration of Restrictive Covenants and Right of First Offer recorded 2/27/20, Doc No. 20200042481	CAM Charges
Chick-fil-A	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Special Warranty Deed recorded 2/28/20, Doc No. 20200043199	CAM Charges
Whataburger	Young’s Bethoven, LLC, a Texas limited liability company	Declaration of Restrictive Covenants and Right of First Offer recorded 2/19/20, Doc No. 20200036215	Roadway Expenses
BJ’s Brewhouse	Limestone BJs LLC, a Delaware limited liability company	Agreement recorded 2/20/20, Doc No. 20200037114	Property Charges
Mimi’s Café	SV Rim, LLC, a Texas limited liability company	Declaration of Restrictive Covenants recorded 10/1/2020, Doc. No. 20200232196	Property Charges

Lupe Tortilla* *pending closing	Mitchell Investments & Holdings of Texas, LLC, a Texas limited liability company	[Special Warranty Deed recorded __________]	Property Charges[; Deferred Base Rent from Tenant pursuant to Promissory Note]
Jared* *pending closing	[TBD]	[Special Warranty Deed recorded __________]	Water Quality Facilities Costs

Rights of First Offer or First Refusal
Outparcel	Owner	Document	ROFO or ROFR
Maggiano’s	Limestone Maggianos LLC, a Delaware limited liability company	Special Warranty Deed recorded 1/30/20, Doc No. 20200021182	ROFR
Panera	Storage Partners of Winter Park, Ltd., a Florida limited partnership and Storage Partners of West Colonial, L.L.C., a Florida limited liability company	Declaration of Restrictive Covenants and Right of First Offer recorded 2/4/20, Doc No. 20200025318, as amended by First Amendment to Declaration of Restrictive Covenants and Right of First Offer recorded 10/30/20, Doc No. 20200262674	ROFO
Popeye’s/Sonic	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Declaration of Restrictive Covenants and Right of First Offer recorded 1/31/20, Doc No. 20200022849	ROFO
Racer Carwash	Limestone Racer LLC, a Delaware limited liability company	Special Warranty Deed recorded 1/29/20, Doc No. 20200019522	ROFR
IHOP	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Declaration of Restrictive Covenants and Right of First Offer recorded 2/27/20, Doc No. 20200042481	ROFO
Chick-fil-A	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Special Warranty Deed recorded 2/28/20, Doc No. 20200043199	ROFO
BJ’s Brewhouse	Limestone BJs LLC, a Delaware limited liability company	Special Warranty Deed recorded 2/20/20, Doc No. 20200037113	ROFR

Whataburger	Young’s Bethoven, LLC, a Texas limited liability company	Declaration of Restrictive Covenants and Right of First Offer recorded 2/19/20, Doc No. 20200036215	ROFO
Mimi’s Café	SV Rim, LLC, a Texas limited liability company	Right of First Offer Agreement dated 9/30/2020	ROFO
TopGolf	Limestone T Golf LLC, a Delaware limited liability company	Special Warranty Deed recorded 4/13/20, Doc No. 20200075306	ROFR
Lupe Tortilla* *pending closing	Mitchell Investments & Holdings of Texas, LLC, a Texas limited liability company	[Special Warranty Deed recorded __________]	ROFO
Jared* *pending closing	[TBD]	[Special Warranty Deed recorded __________]	ROFO

Retained Voting Rights
Outparcel	Owner	Document
Maggiano’s	Limestone Maggianos LLC, a Delaware limited liability company	Agreement recorded 1/30/20, Doc No. 20200021183
Panera	Storage Partners of Winter Park, Ltd., a Florida limited partnership and Storage Partners of West Colonial, L.L.C., a Florida limited liability company	Declaration of Restrictive Covenants and Right of First Offer recorded 2/4/20, Doc No. 20200025318, as amended by First Amendment to Declaration of Restrictive Covenants and Right of First Offer recorded 10/30/20, Doc No. 20200262674
Popeye’s/Sonic	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Declaration of Restrictive Covenants and Right of First Offer recorded 1/31/20, Doc No. 20200022846
Racer Carwash	Limestone Racer LLC, a Delaware limited liability company	Special Warranty Deed recorded 1/29/20, Doc No. 20200019522
IHOP	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Declaration of Restrictive Covenants and Right of First Offer recorded 2/27/20, Doc No. 20200042481
Chick-fil-A	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Special Warranty Deed recorded 2/28/20, Doc No. 20200043199
Whataburger	Young’s Bethoven, LLC, a Texas limited liability company	Declaration of Restrictive Covenants and Right of First Offer recorded 2/19/20, Doc No. 20200036215
BJ’s Brewhouse	Limestone BJs LLC, a Delaware limited liability company	Agreement recorded 2/20/20, Doc No. 20200037114
Mimi’s Café	SV Rim, LLC, a Texas limited liability company	Declaration of Restrictive Covenants recorded 10/1/2020, Doc. No. 20200232196
Lupe Tortilla* *pending closing	Mitchell Investments & Holdings of Texas, LLC, a Texas limited liability company	[Special Warranty Deed recorded __________]
Jared* *pending closing	[TBD]	[Special Warranty Deed recorded __________]

Retained Outparcel Owner Estoppel Rights
Outparcel	Owner	Document
Chick-fil-A Outparcel	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Special Warranty Deed recorded 2/28/20, Doc No. 20200043199
IHOP	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Declaration of Restrictive Covenants and Right of First Offer recorded 2/27/20, Doc No. 20200042481
Jared* *pending closing	[TBD]	[Special Warranty Deed recorded __________]
Lupe Tortilla* *pending closing	Mitchell Investments & Holdings of Texas, LLC, a Texas limited liability company	[Special Warranty Deed recorded __________]
Mimi’s Café	SV Rim, LLC, a Texas limited liability company	Declaration of Restrictive Covenants recorded 10/1/2020, Doc. No. 20200232196
BJ’s Brewhouse	Limestone Brew LLC, a Delaware limited liability company	Letter regarding Estoppels dated February 20, 2020 between Seller and Limestone Brew LLC, Limestone Maggianos LLC and Limestone Racer LLC
Maggiano’s	Limestone Maggianos LLC, a Delaware limited liability company	Letter regarding Estoppels dated February 20, 2020 between Seller and Limestone Brew LLC, Limestone Maggianos LLC and Limestone Racer LLC
Racer Carwash	Limestone Racer LLC, a Delaware limited liability company	Letter regarding Estoppels dated February 20, 2020 between Seller and Limestone Brew LLC, Limestone Maggianos LLC and Limestone Racer LLC
Panera	Storage Partners of Winter Park, Ltd., a Florida limited partnership and Storage Partners of West Colonial, L.L.C., a Florida limited liability company	Declaration of Restrictive Covenants and Right of First Offer recorded 2/4/20, Doc No. 20200025318, as amended by First Amendment to Declaration of Restrictive Covenants and Right of First Offer recorded 10/30/20, Doc No. 20200262674
Popeye’s/Sonic	Jeffrey A Gilcrease and Karen Lee Gilcrease, Trustees of the Jeffrey A. and Karen Lee Gilcrease 1998 Family Trust Dated September 9, 1998	Declaration of Restrictive Covenants and Right of First Offer recorded 1/31/20, Doc No. 20200022846
Whataburger	Young’s Bethoven, LLC, a Texas limited liability company	Declaration of Restrictive Covenants and Right of First Offer recorded 2/19/20, Doc No. 20200036215